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     Information contained herein, marked with [***], is being filed pursuant to a request for confidential treatment.

                                                                   Exhibit 10.15

                CAPACITY, ENERGY AND ANCILLARY SERVICES AGREEMENT
                                     BETWEEN
                   MERCHANT ENERGY GROUP OF THE AMERICAS, INC.
                                       AND
                            AES EASTERN ENERGY, L.P.


                  This Agreement for the marketing of capacity, energy and ancillary services (this "Agreement") is made as of April 8, 1999 by and between Merchant Energy Group of the Americas, Inc., a Delaware corporation ("MEGA") and AES Eastern Energy, L.P., a Delaware limited partnership ("AES") (MEGA and AES are individually referred to as a "Party," and collectively as the "Parties").

                  WHEREAS, AES desires to engage MEGA, a power marketer authorized by the Federal Energy Regulatory Commission ("FERC") to buy and sell electric power at wholesale negotiated rates pursuant to the Federal Power Act and the rules and regulations promulgated thereunder by FERC, to merchandise the available energy, capacity and ancillary services directly or indirectly from the Somerset, Cayuga, Westover and Greenidge generating facilities directly or indirectly owned or controlled by AES and more particularly described in Exhibit A attached hereto ("Generating Portfolio"), during the term of this Agreement subject to the limitations set forth in this Agreement; and

                  WHEREAS, MEGA will seek to optimize, in accordance with Prudent Marketing Practices, the value of the Generating Portfolio by seeking to maximize the Market Price, as defined herein, for the available energy, capacity, and ancillary services produced by the Generating Portfolio, subject to the limitations set forth in this Agreement; and

                  WHEREAS, AES is an electric wholesale generating company with authority to sell electric power at wholesale; and

                  WHEREAS, the Parties, through this Agreement, agree to terms and conditions pursuant to which MEGA and AES shall work exclusively together, during the term of this Agreement and subject to the limitations set forth in this Agreement and AES' Operating Authority, as defined herein, to market the available capacity, energy and ancillary services from the Generating Portfolio on behalf of AES; and

                  WHEREAS, the financial obligations of MEGA under this Agreement are guaranteed by Gener S.A. ("Gener"); and

                  WHEREAS, capitalized terms used throughout this Agreement will have the respective meanings assigned to such terms herein; and

                  NOW, THEREFORE, in consideration of the mutual obligations and undertakings set forth herein, it is agreed as follows:
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1.       TERM OF AGREEMENT

                  (a) The rights and obligations of the Parties under this Agreement will become effective on the date of financial closing of AES', or its nominee's, purchase from New York State Electric & Gas Corporation ("NYSEG") and NGE Generation, Inc. of the Somerset, Cayuga, Westover and Greenidge generating facilities (the "Effective Date") and will continue (unless earlier terminated in accordance with the provisions hereinafter set forth) up to and including March 31, 2001 (the "Initial Term").

                  (b) Commencing August 1, 1999, AES may provide written notice to MEGA terminating this Agreement effective ninety (90) days subsequent to presentation of such notice. Commencing August 1, 2000, MEGA may provide written notice to AES terminating this Agreement effective one hundred twenty (120) days subsequent to presentation of such notice. A Party may terminate this Agreement pursuant to this paragraph for any reason and without explanation to the other Party.

                  (c) The Term, as defined below, of this Agreement will automatically be extended for one year at the end of the Initial Term and any succeeding term until one of the Parties provides written notice of termination pursuant to the procedures set forth in paragraph 1(b) (the Initial Term, as extended, being hereinafter referred to as the "Term").

                  (d) During the Term of this Agreement, the Parties agree that they will use good faith efforts to negotiate a longer-term agreement for merchandising available energy, capacity and ancillary services from the Generating Portfolio. Nothing in this Agreement obligates either Party to enter into such longer-term agreement.

2.       PURCHASE AND SALE OF AVAILABLE ENERGY, CAPACITY AND ANCILLARY SERVICES

                  (a) AES agrees to sell and deliver to MEGA, to the exclusion of all others during the Term of this Agreement, and MEGA agrees to purchase and receive, all of the available energy as dispatched, capacity, and ancillary services of the Generating Portfolio on behalf of AES for the Term of this Agreement. Available energy, capacity, and ancillary services ("Available Energy, Capacity, and Ancillary Services") will be the energy, capacity, and ancillary services available from the Generating Portfolio in excess of the energy, capacity, and ancillary services AES is committed to provide to NYSEG from the Generating Portfolio, as of the date of this Agreement, under the New York Transition Agreement by and between AES NY, L.L.C., as predecessor in interest to AES and AES Creative Resources, L.P., and NYSEG dated as of August 3, 1998, or the Interconnection Agreement by and between NYSEG and AES NY, L.L.C. dated as of August 3, 1998 (the "Existing Contracts").

                  (b) When MEGA markets Available Energy, Capacity and Ancillary Services from the Generating Portfolio, in accordance with this Agreement, AES will supply MEGA the Available Energy, Capacity and Ancillary Services in consideration for the specified Market Price, as defined in Section 3. AES shall retain full operating authority over the Generating Portfolio, shall determine the level of production, timing and nature of outages and the quantity of Available

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Energy, Capacity and Ancillary Services to be made available for marketing by
MEGA from the Generating Portfolio and shall retain the authority to make all operating decisions regarding the Generating Portfolio ("AES Operating Authority").

                  (c) MEGA shall market Available Energy, Capacity and Ancillary Services through direct pool transactions with the New York Power Pool ("NYPP"), indirect pool transactions as a satellite NYPP member through NYSEG, bilateral transactions, and other physical and financial transactions, including physical and financial transactions used to hedge or leverage the Generating Portfolio.

                  (d) MEGA shall use commercially reasonable efforts and devote all necessary personnel and resources available to it to market the Available Energy, Capacity and Ancillary Services.

                  (e) MEGA and AES shall work cooperatively and exclusively to market Available Capacity, Energy and Ancillary Services, provided that any Long Term Transaction will be subject to AES' prior approval. A Long Term Transaction is defined as any transaction with a term extending beyond twenty-four (24) months after the date such transaction is entered into.

                  (f) MEGA will market the Available Energy, Capacity and Ancillary Services in compliance with, and subject to, the rules and guidelines of the North American Electric Reliability Council (or any successor organization) ("NERC"), NYPP (or any successor organization), the New York ISO (or any successor organization), the Existing Contracts, the Risk Policies and Procedures, and Prudent Marketing Practices (hereinafter defined). In the event of conflict between the terms of this Agreement and the requirements of NERC, NYPP, the New York ISO, the Existing Contracts, the Risk Policies and Procedures, and Prudent Marketing Practices, the provisions of this Agreement will be subordinate. The Party discovering such conflict will notify the other Party in writing and the Parties will negotiate in good faith to modify the terms of this Agreement in a manner that preserves for the Parties as nearly as possible the full economic value of this Agreement promptly upon discovery of such conflict. If the Parties are unable to reach an agreement within ten (10) days of such notice being given, either Party may request arbitration pursuant to Section 14. "Prudent Marketing Practices" shall mean those practices and procedures, not in conflict with the Risk Policies and Procedures, practiced generally in the power marketing industry in the United States and that do not expose either Party to undue risk.

3.       MARKET PRICE

                  (a) MEGA will remit the Market Price to AES pursuant to
Section 9 of this Agreement. For purposes of this Agreement, Market Price is defined as the sum of all revenues received by MEGA for sales of Available Energy, Capacity, and Ancillary Services less Costs actually incurred by MEGA in connection with sales of Available Energy, Capacity and Ancillary Services pursuant to this Agreement, provided such Costs are incurred in accordance with practices generally followed by the electric utility industry. "Costs" shall include without limitation all costs of transmission for the Available Energy, Capacity and Ancillary Services, control area services, inadvertent energy flows, imbalance charges, and/or transmission losses;

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taxes (other than income taxes, or other taxes imposed in lieu of income taxes to the extent such taxes do not exceed the amount MEGA would otherwise have paid as income tax on fees paid to MEGA under this Agreement); fees or charges imposed on MEGA by FERC or other regulatory authorities directly related to the sales made pursuant to this Agreement, the cost of replacement capacity, energy or transmission purchased by MEGA if required to meet contractual commitments to third parties due to an outage or other circumstances (whether or not such circumstances are a result of a Force Majeure) affecting the ability of the Generating Portfolio to fulfill such commitments; option premiums; broker commissions; and other costs associated with hedging instruments, both physical and financial. Costs do not include charges for MEGA's personnel, equipment, travel, telephone or other similar expenses (including computer time). MEGA will use commercially reasonable efforts to maximize the Market Price subject to the Risk Policies and Procedures, Prudent Marketing Practices and the other provisions of this Agreement and to minimize the Costs.

                  (b) AES will accept losses incurred in the normal course of MEGA's activities on behalf of AES under this Agreement, provided, however, that AES will have no liability associated with any losses incurred as a result of activities performed by MEGA not in accordance with the Risk Policies and Procedures. In the event MEGA incurs a loss as a result of activities performed other than in compliance with the Risk Policies and Procedures, MEGA will incur such loss on its own behalf and not on behalf of AES.

4.       TITLE

                  MEGA will take title to, and possession of, Available Energy, Capacity and Ancillary Services at the interconnection point between the respective facilities comprising the Generating Portfolio and the facilities of NYSEG (the "Delivery Point"). In the event that developments of the NYPP or New York ISO make it necessary for the Parties to designate a different Delivery Point under this Section, the Parties will deem this Section amended to designate that different Delivery Point without further action.

5. TRANSMISSION OF AVAILABLE ENERGY, CAPACITY, AND ANCILLARY SERVICES PRODUCED BY THE GENERATING PORTFOLIO

                  (a) MEGA shall be responsible for and shall make all arrangements necessary to receive the Available Energy, Capacity and Ancillary Services sold under this Agreement from the Generating Portfolio, commencing at the Delivery Point. Actual costs incurred for transmission from the Delivery Point shall be included in Costs pursuant to this Section 3.

                  (b) In arranging any necessary transmission service, MEGA shall obtain any necessary approvals, including entering into transmission contracts with any transmitting utility downstream from the Delivery Point and administering such agreements, including all dispatch and scheduling coordination with NYSEG, NYPP, New York ISO or other transmission provider. AES shall cooperate with MEGA (i) to ensure that all transmission requests (including any necessary adjustments thereto) are made timely to the transmission provider and that such transmission requests reflect the actual expected Available Energy, Capacity and Ancillary

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Services of the Generating Portfolio and (ii) to respond to any directives of the transmission provider or control area authority.

                  (c) AES shall be responsible for all arrangements for the delivery to the Delivery Point of the Available Energy, Capacity and Ancillary Services sold to MEGA pursuant to this Agreement.

6.       PROVISION OF INFORMATION

                  AES shall provide all information in a timely manner that is reasonably requested by MEGA to assist in the scheduling and receipt of the Available Energy, Capacity and Ancillary Services of the Generating Portfolio under this Agreement. Without limitation, AES shall provide MEGA with (i) its projection of the total Available Energy, Capacity and Ancillary Services from the Generating Portfolio for the next month, (ii) its projection on the ramp rates of the total Available Energy, Capacity and Ancillary Services on a daily basis for such month, (iii) any scheduled maintenance, repairs, overhauls or other shut-downs or dispatch of the Generating Portfolio (or any component thereof) during the next month and the anticipated duration of any resulting interruptions, and (iv) the marginal costs of the Generating Portfolio. AES shall provide MEGA notice during each calendar month of any changes in such projections and information as soon as possible. The procedures for scheduling and delivery to MEGA of the Available Energy, Capacity and Ancillary Services shall be developed in concert with NYSEG operations personnel and other appropriate operating authorities.

7.       FORCE MAJEURE

                  (a) Except with regard to a Party's obligation to make payments under this Agreement, in the event either Party hereto is rendered unable, wholly or in part, by Force Majeure to carry out its obligations, upon such Party's giving notice and full particulars of such Force Majeure as soon as reasonably possible, such notice to be confirmed in writing or by facsimile to the other Party, such obligations of said Party will, to the extent they are affected by such Force Majeure, be suspended during the continuance of said inability. Notwithstanding anything to the contrary in this Agreement, during any periods when MEGA is unable to market the Available Energy, Capacity and Ancillary Services under this Agreement due to an event of Force Majeure, AES shall have the right to sell to third parties such Available Energy, Capacity and Ancillary Services that MEGA is excused from marketing pursuant to this
Section 7 to the extent and for so long as MEGA is unable to market and/or purchase Available Energy, Capacity and Ancillary Services; provided, however, AES shall not be required to terminate any such third-party sales that may extend beyond the period of the Force Majeure.

                  (b) A Party affected by an event of Force Majeure will use due diligence to fulfill its obligations hereunder and to remove any disability caused by such event at the earliest practicable time. Nothing herein will require a Party to settle any strike or labor dispute.

                  (c) "Force Majeure" means an event that (i) is not within the control of the Party relying thereon and (ii) could not have been prevented or avoided by such Party through the exercise of due diligence. Subject to the foregoing, Force Majeure includes, without limitation,

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unavailability of primary fuel as a result of Force Majeure (as defined herein and applied to third parties), floods, earthquakes, storms, fire, civil disturbances or disobedience, acts of industrial disorder which are part of a national or regional strike or labor dispute, actions or restraints by court order, governmental authority or arbitration award (so long as the claiming Party has not sought and has opposed, to the extent reasonable, such actions or restraints), curtailments of firm transmission so long as the Party claiming curtailment of firm transmission service as a force majeure event has first sought to maintain that firm transmission service by means of redispatch, exercise of fixed transmission rights or transmission congestion contracts, or other means, such as interruptible transmission service, and reductions or interruptions in services which in the reasonable judgment of the claiming Party or the system operator are necessary to protect the integrity of the system or to restore service. Force Majeure specifically excludes regulatory disallowance of the passthrough of costs incurred by a Party.

8.       LIMITATION ON DAMAGES

                  Neither Party will be liable to the other Party under this Agreement for consequential, indirect, incidental, special, punitive, or exemplary damages, including without limitation, costs of replacement energy or capacity, or claims of customers of the other party relating to loss of energy supply, except as such costs are included as Costs as defined in Section 3 herein or pursuant to Section 13.

9.       PAYMENTS

                  (a) Unless otherwise agreed, on or before the tenth (10th) day of each calendar month, MEGA will provide AES with a statement of payment covering the prior calendar month. The statement of payment will set forth the Market Price, the quantity of Available Energy, Capacity and Ancillary Services that was sold, and MEGA's Costs actually incurred in connection therewith, provided such Costs were incurred in accordance with practices generally followed by the electric utility industry, together with any other relevant transactions (including payments received pursuant to Section 9(e)) during the previous calendar month. Except for payment remitted directly to AES by any Counterparty, as provided in Section 9(f) herein, MEGA will remit the amount due by wire transfer, pursuant to instructions for such wire transfer provided by AES, in a manner to minimize any working capital requirement on the part of MEGA and to minimize to the extent practicable the amount of time between the time AES provides energy, capacity and/or ancillary services and the payment for same. MEGA will remit the payments received for transactions entered into under this Agreement on the 15th, 21st and 26th day of each calendar month ("Payment Dates") less MEGA's Costs actually incurred, provided such Costs are incurred in accordance with practices generally followed by the electric utility industry, as described in Section 3.

                  (b) If a Payment Date under this Agreement is not a Business Day (a Business Day being defined as any day, other than a Saturday, Sunday or holiday, on which banks are open for business in New York City), then such Payment Date will be changed to the next Business Day following that calendar day, except that any Payment Date hereunder on a Saturday will be changed to the preceding Business Day.

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                  (c) If MEGA fails to remit any amount payable by it when due, interest on such unpaid sum will accrue at a rate equal to the prime rate, as reported by the Wall Street Journal on the date payment was due, plus 2% per annum ("Interest Rate").

                  (d) If AES, in good faith, disputes the amount of any payment statement provided by MEGA, or any part thereof, AES will provide a written explanation of the basis for the dispute. If the Parties are unable to resolve the dispute within five (5) Business Days of such notice, they will refer the dispute to the Management Group (as defined in Exhibit E) for resolution. If the Management Group fails to resolve the dispute within five (5) Business Days of referral, and MEGA continues to retain amounts that AES claims it is owed for more than three (3) Business Days past the next following Payment Date, AES may exercise its rights under Section 10, provided, however, that AES' exercise of its rights shall not in any way affect MEGA's rights under Section 10 or 14 in response to AES' action.. Either Party has one (1) year to dispute any payment statement or any amounts therein.

                  (e) To the extent that MEGA incurs or anticipates incurring Costs that at any time will exceed its revenues received and not yet remitted to AES in accordance with Sections 3 and 9 of this Agreement (such amount defined as the "Deficit Amount"), then AES will, following AES' receipt of a reasonably detailed statement from MEGA (including the date by which MEGA is obligated to pay such costs) for such Deficit Amount, by no later than one Business Day prior to the date that such Costs must be paid by MEGA, remit to MEGA the Deficit Amount by wire transfer pursuant to instructions for such wire transfer provided by MEGA. AES will use all reasonable efforts to remit such payment to MEGA in a manner to minimize any working capital requirement on the part of MEGA. If AES fails to remit to MEGA any amount payable by it under this Section 9(e) when due, interest on such unpaid portion will accrue at the Interest Rate.

                  (f) From time to time, to manage the amount of the AES Receivable relative to the Guaranty and the Letter of Credit pursuant to Section 12, the Parties may identify certain counterparties from whom payments would be made directly to AES. In such event, MEGA would direct such counterparties to remit payments directly to AES or its designee by wire transfer pursuant to instructions for such wire transfer provided by AES.

                  (g) MEGA will not be responsible and has no liability to AES for third parties that fail to make payments to MEGA so long as MEGA contracted with such third parties in accordance with the credit policies specified in the Risk Policies and Procedures. MEGA shall use commercially reasonable efforts to recover such receivables. In the event MEGA is unable to collect such receivables, MEGA will assign to AES the rights to such receivables to the extent permissible. Amounts actually received shall be included in Market Price as defined in Section 3.

                  (h) The Parties recognize that there may be simultaneous transactions with the same third parties entered into by MEGA in performing its obligations under this Agreement ("AES Transactions") and in transacting business independent of its obligations under this Agreement ("MEGA Transactions"). In such event, provided that the third party is not in default and otherwise has paid any amounts owed MEGA when due, (i) MEGA will pay to AES any payment due AES under this Agreement when such payments would have otherwise been due or (ii) AES will pay MEGA any payment due MEGA under this Agreement when such payment would have otherwise been due as the case may be. In the event that the third party is in default

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or has otherwise not made payments when due, MEGA shall use commercially reasonable efforts to collect any amounts due. In the event that MEGA fails to collect, and provided that the AES Transactions were entered into in accordance with the Risk Policies and Procedures, MEGA shall reasonably determine the loss or gain associated with the MEGA Transactions and the AES Transactions. Any resulting gain shall be used to offset any resulting loss. Should the resulting loss exceed the gain, the net loss shall be for the account of the party otherwise suffering the loss. In the event that both the AES Transactions and the MEGA Transactions result in losses, each respective party shall suffer its respective loss. In the event both the MEGA Transactions and the AES Transactions suffer losses and the Parties secure full or partial payment resulting from credit support arrangements or otherwise, the full or partial payment shall be apportioned to the Parties pro-rata against the amount of their respective losses. The Parties shall share the actual and reasonable cost of recovery in proportion to the amount of their respective losses.

                  (i) For the purpose of this Section 9, payments received by MEGA after 2:00 p.m. Eastern Standard Time shall be considered to have been paid on the following Business Day.

                  (j) In the event AES draws under the Letter of Credit in accordance with its terms and subsequently it is determined by arbitration in accordance with the terms of Section 14 hereof (i) that MEGA did not cause an Event of Default hereunder, (ii) that any statement made by AES in the draw certificate presented by AES to the issuer of the Letter of Credit was untrue at the time such certificate was presented by AES, or (iii) that any Event of Default caused by MEGA did not result in damages equal to or greater than the amount drawn by AES under the Letter of Credit, then in such event, AES agrees to pay to MEGA, upon demand of MEGA an amount equal to (A) in the case of clauses (i) and (ii) above, the full amount drawn under the Letter of Credit, and in the case of clause (iii) above, the amount drawn under the Letter of Credit in excess of the amount of damages actually incurred by AES as a result of an Event of Default caused by MEGA, plus (B) interest accrued on such amount from the date MEGA reimbursed the bank issuing the Letter of Credit for the amount drawn at the Interest Rate.

10.      DEFAULT AND REMEDIES UPON DEFAULT

                  (a) Each of the following will constitute "Events of Default" under this Agreement:

                           (1) The failure of either Party, or any party
guaranteeing either Party's obligations hereunder ("Guarantor"), to make payment or perform as required or take other corrective action deemed satisfactory by the Performing Party (as hereinafter defined in its sole discretion) (i) under this Agreement (which Event of Default will not include a delay in payment that is cured within three (3) Business Days of the date when due or that is under review by the Management Group pursuant to the dispute resolution process under
Section 9 (d) or any other failure of performance that is cured within ten (10) Business Days of a demand for cure, provided, however, that any failure under
Section 10 Paragraph (a)(8) shall not be granted any cure period) or (ii) under any collateral, security, guarantee or other agreement undertaken in connection with this Agreement, including the Guaranty and Letter of Credit (any such collateral, security, guarantee or other agreement, together with the Guaranty and the Letter of Credit, are

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collectively referred to herein as a "Related Agreement"), after giving effect to any applicable notice or grace period thereunder.

                           (2) The filing by either Party or any Guarantor of a
bankruptcy petition or acquiescence by either Party or any Guarantor in the filing of a bankruptcy petition by any other person against either Party or any Guarantor;

                           (3) The filing of an involuntary bankruptcy petition
against either Party or any Guarantor; provided, however, that any such default will be deemed cured if any involuntary bankruptcy petition filed against either Party or any Guarantor is dismissed within thirty (30) days after it was filed;

                           (4) The making by either Party or any Guarantor of a
general assignment for the benefit of its creditors;

                           (5) The inability of either Party or any Guarantor to
pay its debts as such debts become due or an admission in writing by either Party or any Guarantor of its inability to pay its debts as they become due or of its generally insolvent condition;

                           (6) The dissolution or liquidation of either Party or
any Guarantor or the passage of a resolution requiring the dissolution or liquidation of either Party or any Guarantor; provided, however, that any such dissolution or liquidation pursuant to a consolidation, acquisition, amalgamation or merger involving either Party or any Guarantor consented to by the other Party will not be deemed an Event of Default hereunder;

                           (7) The transfer of all or substantially all of the
assets of either Party or any Guarantor, the merger of either Party or any Guarantor with any other person or the consolidation of either Party or any Guarantor with any other person (i) which causes a material adverse change in the financial condition of such Party or any Guarantor or (ii) pursuant to which the entity existing after the transfer, merger or consolidation does not assume the obligations of such Party or any Guarantor by operation of law or otherwise;

                           (8) The failure by either Party to give adequate
security for, or assurances of, its ability to perform any of its obligations under this Agreement within three (3) Business Days of a written request to do so when the other Party has reasonable grounds for insecurity;

                           (9) If Gener's long-term debt securities are not, at
any time, rated Investment Grade or better. "Investment Grade" shall mean a rating of (i) Baa3 or better by Moody's Investor Services or (ii) BBB- or better by Standard & Poor's Corporation;

                           (10) The making of a materially incorrect or
misleading representation or failure to maintain any warranty under this Agreement; or

                           (11) The failure by MEGA to cause the Letter of
Credit (as defined below) to be renewed or replaced by another letter of credit substantially in the same form as the

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prior Letter of Credit not later than ninety (90) days prior to the scheduled date of expiry of the Letter of Credit;

                  (b) Upon an Event of Default, the Party not in default ("Performing Party") may take one or more of the following actions with respect to the Party in default ("Defaulting Party") or its Guarantor:

                           (1) In the event that MEGA is the Defaulting Party
hereunder, AES, as the Performing Party, may take one or more of the following actions:

                                    (A) Withhold or suspend all or a portion of
its deliveries of Available Energy, Capacity, or Ancillary Services to MEGA required hereunder;

                                    (B) By at least one (1) Business Day's
written notice to MEGA, designate in such written notice a date for termination of this Agreement and all the Parties' obligations hereunder, notwithstanding any required notice otherwise due pursuant to Section 1 of this Agreement, but subject to Sections 15(b), 16 and 17;

                                    (C) To the extent permissible under the
terms of third party transactions or as agreed to by the third party, require MEGA to transfer or assign to AES or its designee all transactions entered into for the sale of Available Energy, Capacity and Ancillary Services pursuant to this Agreement as of the date of such default;

                                    (D) Proceed to enforce the Guaranty or draw
down the Letter of Credit in accordance with its terms, to recover any damages due under this Agreement and implement the default remedies in any other Related Agreement; and

                                    (E) Require MEGA to liquidate all or a
portion of the outstanding transactions entered into by it pursuant to this Agreement. In the event of such liquidation, MEGA shall set off or aggregate, as appropriate, any or all Transaction Settlement Amounts (discounted as appropriate) and any or all other amounts owing between the Parties under this Agreement so that all such amounts are aggregated and/or netted to a single liquidated amount payable by one Party to the other (the "Net Settlement Amount"), and shall notify AES of the Net Settlement Amount. For each transaction, the "Transaction Settlement Amount" shall be the difference between the price contracted for by MEGA with a third party ("Contract Price") and the price at which MEGA obtains or would be able to obtain under an offsetting transaction at the time AES terminates this Agreement ("Current Price"). If such liquidation results in a gain, the Transaction Settlement Amount shall be credited to AES. If such liquidation results in a loss, the Transaction Settlement Amount for such Transaction shall be charged to AES. MEGA may include in its calculation of the Net Settlement Amount any losses incurred by it as a result of the close-out or liquidating commercially reasonable hedges related to the transactions that are being liquidated, all as determined in a commercially reasonable manner. MEGA may not include in its calculation of the Net Settlement Amount any other damages, or expenses incurred by it as a result of such close-out and liquidation, including without limitation, damages and expenses incurred in obtaining, maintaining or liquidating commercially reasonable hedges related to the

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transactions that are being liquidated. Payment of the Net Settlement Amount shall be due within one Business Day after the termination of this Agreement by MEGA pursuant to this Section.

                           (2) In the event that AES is the Defaulting Party
hereunder, MEGA, as the Performing Party, may take one or more of the following actions:

                                    (A) Withhold or suspend payments to AES
required hereunder sufficient to compensate MEGA for actual or reasonably anticipated damages caused by the AES default;

                                    (B) Upon at least one (1) Business Day's
written notice to AES, designate in such written notice a date for termination of this Agreement and all the Parties' obligations hereunder, notwithstanding any required notice otherwise due pursuant to Section 1 of this Agreement but subject to Sections 15(b), 16 and 17.

                                    (C) Implement the default remedies in any
Related Agreement; and

                                    (D) Liquidate all outstanding transactions
entered into by it pursuant to this Agreement. In the event of such liquidation, MEGA shall set off or aggregate, as appropriate, any or all Transaction Settlement Amounts (discounted as appropriate) and any or all other amounts owing between the Parties under this Agreement and shall notify AES of the Net Settlement Amount. If such liquidation results in a gain, the Transaction Settlement Amount shall be credited to AES. If such liquidation results in a loss, the Transaction Settlement Amount for such Transaction shall be charged to AES. MEGA may include in its calculation of the Net Settlement Amount any other commercially reasonable expenses incurred by it as a result of such close-out and liquidation, including without limitation any losses or expenses incurred in obtaining, maintaining or liquidating commercially reasonable hedges related to the transactions that are being liquidated, all as determined in a commercially reasonable manner. Payment of the Net Settlement Amount shall be due within one Business Day after the termination of this Agreement by MEGA pursuant to this Section.

                           (3) The Performing Party may enforce any of its
remedies under this Agreement successively or concurrently at its option. Subject to Section 8, all of the remedies set forth above are in addition to all other remedies available to the Performing Party at law or in equity. No delay or failure on the part of a Performing Party to exercise any right or remedy to which it may become entitled on account of an Event of Default will constitute a waiver of any such right and the Performing Party will be entitled to exercise such right or remedy at any time during the continuance of an Event of Default. Any waiver by a Party of an Event of Default of the other Party shall be in writing. In the event of liquidation as described above, each Party shall have a general right of set-off with respect to all amounts owed by each Party to the other Party, provided that any amount not then due and payable that is included in such setoff, shall, if appropriate, be discounted to present value in a commercially reasonable manner.

11.      FEE STRUCTURE

                  (a) Apart from and in addition to any payments provided for in
Section 9, or Section 11(b) below, AES will pay MEGA Eighty-Eight Thousand Five Hundred and No/100 Dollars ($88,500.00) per month in advance for services provided under this Agreement ("Fee") commencing on the Effective Date (pro rated for a partial month). Each such payment will be made on the first day of each calendar month thereafter (or if such day is not a Business Day, on the first Business Day thereafter).

                  (b) In addition to the compensation pursuant to Section 11(a) hereunder, MEGA will be compensated for any transaction extending one year beyond the Term as negotiated on a case by case basis up to a maximum of five (5%) of the Gross Margin of the transaction ("Commission"), where Gross Margin is defined as the margin above all incremental costs to AES of supplying the product, i.e., emissions allowances, variable operation and maintenance costs and fuel costs. MEGA's minimum compensation for all such transactions extending one year beyond the Term in the aggregate shall be $0.10/MWh (or equivalent dictated by the nature of the transaction) provided, however, that such minimum compensation shall not be greater than the lesser of (1) $2,500,000 or (2) $125,000 multiplied by the total number of months this Agreement remains in effect (e.g., for a transaction of 3 million MWh per year for five years or an equivalent sale of 342.46 MW for five years, MEGA's minimum compensation would be $1.5 million in either case, provided that the Agreement remains in effect for at least 12 months).

12.      PERFORMANCE GUARANTEES

                  Within five (5) Business Days of executing this Agreement, MEGA will provide to AES the Guaranty and the Letter of Credit.

                  (a) The Guaranty will be substantially in the form set forth in Exhibit B. Initially, the amount of the Guaranty will be Forty Million Dollars ($40,000,000.00). In the event that the reasonably anticipated amount payable to AES, which will reflect a reduction for any payments received or anticipated to be received directly by AES pursuant to Section 9(f) ("AES Receivable"), exceeds this amount plus the amount of the Letter of Credit provided pursuant to Section 12(b), MEGA will, not later than ten (10) days after written demand therefor, provide additional collateral in one of three forms: (i) an additional, or supplemental, parent guarantee from Gener, in substantially the same form as the Guaranty, (ii) a letter of credit issued by a financial institution with a rating of A3 or better by Moody's Investor's Service or A- or better by Standard & Poor's, with a term of not less than one year and payable upon presentation of a sight draft executed by an authorized AES representative certifying that such sum is owing to AES by MEGA in connection with this Agreement, or (iii) cash to be held by a third party acceptable to AES pursuant to an escrow or security agreement in form and substance satisfactory to AES, such that the total collateral (including the Guaranty) is greater than or equal to the AES Receivable.

                  (b) The Letter of Credit shall be issued by a U.S. financial institution or a financial institution with a U.S. branch or agency with a rating of A3 or better by Moody's

Investor's Service or A- or better by Standard' & Poor's, in the amount of Ten Million Dollars ($10,000,000) with a term of not less than one year and shall be substantially in the form of Exhibit C. MEGA shall cause the Letter of Credit to be renewed or replaced by another Letter of Credit in substantially the same form as the previous Letter of Credit not later than ninety (90) days prior to the scheduled expiry of the Letter of Credit.

                  (c) In addition, Gener will provide MEGA with a minimum of Two Hundred and Fifty Million Dollars ($250,000,000.00) in direct financial support, consisting of equity contributions, letters of credit and/or direct payment guarantees to third parties, in MEGA's sole discretion, in part to support MEGA's ability to enter into the transactions necessary to market the Available Energy, Capacity and Ancillary Services. While Gener's obligation to provide financial support hereunder will be limited to Two Hundred and Fifty Million Dollars ($250,000,000.00), it is MEGA's intent to maintain adequate liquidity in order to perform under the terms and conditions of this Agreement.

                  (d) AES will be, from and after the Effective Date of this Agreement, a creditworthy entity that will own or have rights to the Generating Portfolio. AES has, through capital contributions of its indirect parent, The AES Corporation, invested in excess of 20% of the purchase price of the Generating Portfolio. AES will provide to MEGA annual budgets and quarterly financial statements.

13.      INDEMNIFICATION

                  (a) MEGA shall indemnify, defend and hold AES, and all of AES' directors, employees, agents, affiliates and permitted assigns, harmless from and against all claims, losses, liabilities, damages, judgments, awards, fines, penalties, costs and expenses (including reasonable attorneys' fees and disbursements) directly incurred in connection with or directly arising out of
(i) any violation of applicable law, regulation or order by MEGA and (ii) any merchandising or distribution of Available Energy, Capacity and Ancillary Services by MEGA in connection with this Agreement that is not in accord with the Risk Policies and Procedures, as well as any merchandising or distribution of any energy, capacity or ancillary services outside of this Agreement.

                  (b) AES shall indemnify, defend and hold MEGA, and all of MEGA's directors, employees, agents, affiliates and permitted assigns, harmless from and against all claims, losses, liabilities, damages, judgments, awards, fines, penalties, costs and expenses (including reasonable attorneys' fees and disbursements) directly incurred in connection with or directly arising out of
(i) any violation of applicable law, regulation or order by AES and (ii) any merchandising or distribution of Available Energy, Capacity and Ancillary Services by AES in connection with this Agreement. AES shall indemnify and hold MEGA harmless from and against any liabilities incurred by MEGA as a result of AES' failure to perform in accordance with this Agreement.

                  (c) Neither Party shall be required to indemnify the other Party for the gross negligence or willful misconduct of the other Party or such Party's affiliates, directors, employees, agents or permitted assigns.

14.      ARBITRATION

                  (a) Any dispute between the Parties arising from or with respect to this Agreement will be submitted to binding arbitration upon the request of either Party. A copy of any such request will be in writing and served on the other Party and will specify the issue or issues in dispute and summarize the complaining Party's claim with respect thereto. The dispute will be resolved in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), as modified herein, or such other rules as are mutually agreed upon by the Parties. The arbitration tribunal will consist of three (3) arbitrators, each of whom will be disinterested in the subject matter of the dispute, have appropriate qualifications and experience with respect to arbitration of business disputes, and possess relevant industry experience. Within ten (10) Business Days from the date of request for arbitration, each Party will appoint an arbitrator. The third arbitrator, who will chair the tribunal, will be selected by the party-appointed arbitrators. If any Party fails to appoint an arbitrator or the party-appointed arbitrators fail to appoint the third arbitrator, said arbitrators will be selected pursuant to AAA Rules. Any arbitration will be completed as soon as possible, but in any event no later than ninety (90) days after the appointment of the tribunal, unless the Parties agree otherwise. All decisions of the tribunal will be by majority vote. Any interim or final award will be rendered by written decision with an explanation of the basis of the decision. The tribunal will not have any authority to award extra-contractual or punitive damages. Judgment upon the award rendered by the tribunal may be entered in any court having jurisdiction thereof.

                  (b) Each Party to a dispute subject to this Section of the Agreement will bear its own costs and attorneys' fees, and will share equally with the other Party the costs of the arbitrators and any hearing expenses in connection with any arbitration.

15.      ASSIGNMENT

                  (a) The rights and obligations created by this Agreement will inure to the benefit of, and be binding upon the successors and permitted assigns of, the respective Parties hereto. A Party is not permitted to assign its rights and obligations under this Agreement without the prior written consent of the other party, provided, however, either Party may assign this Agreement as collateral for financing purposes.

                  (b) At the end of the Term of this Agreement, MEGA and AES shall use commercially reasonable efforts to assign to AES, or any designee of AES, any and all transactions MEGA has entered into in accordance with the Risk Policies and Procedures in the performance of this Agreement. AES shall provide commercially reasonable credit support and shall make all reasonable efforts to enter into agreements with transaction counterparties to facilitate such assignments. Should AES fail to reach agreement with transaction counterparties and unless the parties otherwise agree, the Parties will enter into "back to back" transaction(s) for the net open position. In any such arrangement, MEGA would buy or sell the identical product from or to AES at the identical price that it had bought or sold with the transaction counterparty. AES would assume all liabilities and obligations for the outstanding transaction with the counterparty and would provide credit support reasonably satisfactory to MEGA. MEGA will receive as compensation for entering into any "back to back" transactions an amount equal to $0.10 per MWh (or equivalent dictated by the nature of the transaction).

                  (c) The Parties will endeavor to make any Long-Term Transactions entered into by MEGA assignable to AES.

16.      ACCOUNTS AND RECORDS

                  Both Parties will keep, in accordance with generally accepted accounting principles, complete and accurate records of its operations under this Agreement for a three (3) year period. Each Party or any third-party representative of a Party may, at its sole expense and during normal working hours, examine the records of the other Party to the extent reasonably necessary to verify the accuracy of any statement, charge, or computation made pursuant to the provisions of this Agreement, upon reasonable notice to the other Party. All such examinations will be subject to confidentiality requirements pursuant to
Section 20. This Section 16 will survive any termination of this Agreement for a period of the greater of (i) three (3) years from the date of such termination or (ii) the minimum period required by FERC's rules for the purpose of such statement and payment adjustments and compliance with federal regulations. Payment together with interest at the Interest Rate shall be made to correct any inaccuracy within thirty (30) days after discovery of such inaccuracy.

17.      AFTER TERMINATION

                  Sections 3, 8, 9, 10, 14, 16 and 20 of this Agreement will continue in effect after termination of this Agreement to the extent necessary to provide for final adjustments and disposition of any claims outstanding, including any such claims arising under Section 13 of this Agreement.

18.      SEVERABILITY OF PROVISIONS

                  A ruling by any court or government agency having jurisdiction that any provision of this Agreement is invalid will not result in invalidation of the entire Agreement, but all remaining terms will remain in full force and effect. If any court or government agency requires a change to an amendment to this Agreement, then to the extent permitted by applicable law, either Party may withdraw from the amendment, in which event this Agreement will continue in effect as written before the attempted amendment. Except to the extent required by arbitration pursuant to Section 14 or by mutual consent, the Parties will neither seek nor support another entity that seeks any regulatory or judicial order modifying any term of this Agreement or any transaction hereunder. The Parties will oppose any challenge or proposed changes to the terms of this Agreement, unless both Parties agree in writing to make the proposed change(s). Absent such agreement, and to the extent permitted by applicable law, it is the Parties' intent that no charge under or term of this Agreement be changed by any order of any agency or court under Section 205 or 206 of the Federal Power Act or under any other provision of law.

19.      INTERPRETATION

                  THE INTERPRETATION AND PERFORMANCE OF THIS AGREEMENT WILL BE IN ACCORDANCE WITH, AND CONTROLLED BY, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

20.      CONFIDENTIALITY

                  The Parties will maintain the confidentiality of the Agreement, the specific terms and conditions of the Agreement, and any information provided pursuant to the Agreement. Neither Party will publish, disclose, or otherwise divulge this Agreement or the information provided pursuant to this Agreement to any third party at any time, other than to such Party's guarantors, counsel and advisors, without the prior written consent of the other Party, except:

         (i) A Party may disclose that it is a Party to this Agreement and may disclose the length of the term of this Agreement.

         (ii) A Party may disclose this Agreement to rating agencies, financial institutions or other entities that provide (or may potentially provide) capital or financing or refinancing to a Party, and to its advisors.

         (iii) A Party may disclose this Agreement and any information provided pursuant to this Agreement, if the release of such information is required by a governmental or judicial body of competent jurisdiction or pursuant to an arbitration proceeding instituted pursuant to this Agreement.

                  The confidentiality restrictions contained in this provision will not apply to information that is in the public domain at the time of a request, or for disclosure of information that passes into the public domain by acts other than acts of a Party to this Agreement.

                  MEGA shall use all reasonable care to protect the confidentiality of any proprietary AES information provided under this Agreement and shall not disclose such information to any party (other than Gener) which acquires an interest in MEGA without the prior written consent of AES, which shall not be unreasonably withheld.

21.      NOTICE

                  Except as otherwise specifically provided herein or otherwise agreed to by the Parties, any notice, request, demand, statement and/or other communication provided for herein or otherwise given or made in connection herewith will be in writing and will be sent to the Parties at the following addresses:

AES:

AES Eastern Energy, L.P.
1001 North 19th Street
Arlington, VA  22209
Tel:  (703) 522-1315
Fax:  (703) 528-4510
Attn:  Dan Rothaupt

MEGA:

Merchant Energy Group of the Americas, Inc.
275 West Street
Suite 320
Annapolis, MD 21401
Tel:  (410) 295-1700
Fax:  (410) 295-1705
Attn:  Contract Administration

                  Notices will be deemed to have been given and received (a) when personally delivered, (b) upon receipt from a private courier service, (c) when delivered by the US Postal Service, registered or certified, to the appropriate Party, or (d) on a Business Day during which a facsimile is properly sent and received. Either Party may change the address, facsimile number, or telephone number to which notice is to be given by written notice to the other Party. In addition, either Party may appoint an agent to give or receive operational notices for specific deliveries of Available Energy, Capacity and Ancillary Services, provided that copies of notices given to such an agent will also be sent to such Party as above provided. The Parties will make appropriate arrangements for communication by telephone or otherwise in emergency situations.

22.      WAIVERS

                  Any waiver at any time by either Party of its rights with respect to this Agreement, or with respect to any other matter arising in connection with this Agreement, will not be deemed a waiver with respect to any subsequent matter arising in connection therewith. Any delay, short of the statutory period of limitations in assessing or enforcing any right, will not be deemed a waiver of such right.

23.      RISK POLICIES AND PROCEDURES

                  Subject to the Risk Policies and Procedures, provided as Exhibit D, the other limitations set forth in this Agreement and AES' Operating Authority, MEGA will have full flexibility to manage its marketing, trading and hedging activities on behalf of AES under this Agreement. Transactions or activities specifically approved by AES in advance shall be deemed to be in accordance with the Risk Policies and Procedures and the other provisions of this Agreement.

24.      TAXES

                  Each Party will use reasonable efforts to administer this Agreement and implement the provisions hereof in accordance with the intent to minimize taxes. Both Parties agree to modify the terms of this Agreement in a reasonable manner, consistent with the intent of the Parties as set forth herein, to minimize the taxes (excluding income taxes) payable by the Parties. MEGA shall require exemption certificates from third-party buyers in every instance in which such buyers resell the Available Energy, Capacity and Ancillary Services from MEGA.

                  All transactions under this Agreement will include full reimbursement for, and AES will pay, or cause to be paid, or reimburse MEGA if it has paid, all taxes (other than income taxes, or other taxes imposed in lieu of income taxes to the extent such taxes do not exceed the amount MEGA would otherwise have paid as income tax on fees paid to MEGA under this Agreement) payable in connection with the transactions contemplated under this Agreement. If MEGA is required to remit such tax, the amount will be deducted from any sums due to AES, as provided in Section 3 herein. Either Party, upon written request of the other Party, will provide a certificate of exemption or other reasonably satisfactory evidence of exemption if either Party is exempt from taxes, and will use reasonable efforts to obtain and cooperate with obtaining any exemption from or reduction of any tax.

25.      REPRESENTATIONS AND WARRANTIES

         25.01.   Organization; Powers.

                  (a) AES represents and warrants that it is a duly formed and validly existing limited partnership under the laws of the State of Delaware and has the requisite power and authority to carry on its business as now being conducted and currently proposed to be conducted and to execute, deliver and perform its obligations under this Agreement.

                  (b) MEGA represents and warrants that it is a duly formed and validly existing corporation under the laws of the State of Delaware and has the requisite power and authority to carry on its business as now being conducted and currently proposed to be conducted and to execute, deliver and perform its obligations under this Agreement.

         25.02.   Authorization; Enforceability.

                  (a) AES represents and warrants that it has taken all action necessary to authorize it to execute, deliver and perform its obligations under this Agreement and this Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of AES, enforceable in accordance with its terms, subject to bankruptcy, reorganization, moratorium or other similar laws affecting the enforcement of the rights of creditors generally and to general principles of equity.

                  (b) MEGA represents and warrants that it has taken all action necessary to authorize it to execute, deliver and perform its obligations under this Agreement and this Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of

MEGA, enforceable in accordance with its terms, subject to bankruptcy, reorganization, moratorium or other similar laws affecting the enforcement of the rights of creditors generally and to general principles of equity.

         25.03.   No Conflict.

                  (a) AES represents and warrants that the execution, delivery and performance of this Agreement does not and will not (i) violate any laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of any federal, state, local or foreign governmental department, commission, board, bureau, authority, agency, court, instrumentality or judicial or regulatory body or entity ("Legal Requirement") applicable to AES or the violation of which could reasonably be expected to result in a material adverse effect on the business, assets or financial condition of AES ("Material Adverse Effect"); or (ii) conflict with, result in a breach of, or constitute a default under any indenture or agreement to which AES is a party.

                  (b) MEGA represents and warrants that the execution, delivery and performance of this Agreement does not and will not (i) violate any Legal Requirement applicable to MEGA or the violation of which could reasonably be expected to result in a Material Adverse Effect on the business, assets or financial condition of MEGA; or (ii) conflict with, result in a breach of, or constitute a default under any indenture or agreement to which MEGA is a party.

         25.04.   No Default.

                  (a) AES represents and warrants that as of the date hereof, no condition or event that would constitute an Event of Default has occurred and is continuing.

                  (b) MEGA represents and warrants that as of the date hereof, no condition or event that would constitute an Event of Default has occurred and is continuing.

         25.05.   Compliance.

                  (a) AES represents and warrants that it is in compliance with all Legal Requirements and governmental approvals applicable to it and this Agreement, to the extent that such non-compliance could not reasonably be expected to result in a Material Adverse Effect and AES is using its best efforts to remedy such noncompliance as quickly as possible.

                  (b) MEGA represents and warrants that it is in compliance with all Legal Requirements and governmental approvals applicable to it and this Agreement, to the extent that such non-compliance could not reasonably be expected to result in a Material Adverse Effect and MEGA is using its best efforts to remedy such noncompliance as quickly as possible.

         25.06.   Litigation.

                  (a) AES represents and warrants that there are no actions, suits or proceedings pending or, to the best of its knowledge, threatened (in writing) against AES in any court or before or by any federal, state, local or foreign governmental department, commission, board, bureau, authority, agency, court, instrumentality or judicial or regulatory body or entity, wherein an unfavorable ruling or finding could reasonably be expected to result in a Material Adverse Effect for AES or its ability to perform under this Agreement.

                  (b) MEGA represents and warrants that there are no actions, suits or proceedings pending or, to the best of its knowledge, threatened (in writing) against MEGA in any court or before or by any federal, state, local or foreign governmental department, commission, board, bureau, authority, agency, court, instrumentality or judicial or regulatory body or entity, wherein an unfavorable ruling or finding could reasonably be expected to result in a Material Adverse Effect for MEGA or its ability to perform under this Agreement.

         25.07.   Governmental Approvals.

                  (a) AES represents and warrants that all governmental approvals necessary for it to enter into this Agreement have been obtained, are in full force and effect and are final and non-appealable.

                  (b) MEGA represents and warrants that all governmental approvals necessary for it to enter into this Agreement have been obtained, are in full force and effect and are final and non-appealable.

         25.08.   Tax Matters.

                  (a) AES represents and warrants that it has filed all required tax and information returns that it is required to file and has paid all taxes it is required to pay to the extent due (other than those taxes it is contesting in good faith and by appropriate proceedings and for which funds have been set aside (by surety bond, escrowed funds or other means) sufficient to defease such amounts or may finally be determined to be due and payable).

                  (b) MEGA represents and warrants that it has filed all required tax and information returns that it is required to file and has paid all taxes it is required to pay to the extent due (other than those taxes it is contesting in good faith and by appropriate proceedings and for which funds have been set aside (by surety bond, escrowed funds or other means) sufficient to defease such amounts or may finally be determined to be due and payable).

26.      TRAINING

                  MEGA will provide space and training for two (2) AES employees in MEGA's office to participate in the marketing, trading and/or to oversee the operations of MEGA with respect to the AES Generating Portfolio. All such employees shall be required to enter into a confidentiality agreement with MEGA pursuant to which they shall agree not to disclose to any person any information regarding MEGA's trading operation or information regarding MEGA's customers or prices obtained, other than information related to the Generation Portfolio and MEGA's marketing activities with respect thereto which may be disclosed to AES officers, directors, employees and agents.

27.      MISCELLANEOUS

                  (a) Each Party will prepare, execute and deliver to the other Party any documents reasonably required to implement any provision hereof.

                  (b) Any number of counterparts of this Agreement may be executed and each will have the same force and effect and be deemed to constitute an original.

                  (c) This Agreement constitutes the entire understanding between the Parties and will supersede any and all previous and contemporaneous written or oral understandings pertaining to the subject matter of this Agreement.

                  (d) The Parties consent to electronic recording of scheduling and other communications hereunder, which recordings may be used as evidence of the Parties' intended course of conduct under this Agreement (subject to objections for relevance and materiality), provided that, in the event of a dispute, a Party will provide to the other Party a copy of any recording relevant to the issue in dispute.

                  (e) This Agreement and any transaction pursuant hereto confer no rights whatsoever upon any person other than the Parties and will not create, or be interpreted as creating, any standard of care, duty or liability to any person not a Party hereto. This Agreement does not establish a partnership or joint venture between the Parties. MEGA has entered into this Agreement in return for consideration hereunder. There is no promised or implied obligation of either Party to enter into additional arrangements nor to expand the Generating Portfolio; provided, however, the Parties agree that they will attempt to negotiate a longer term Agreement as described in Section 1 herein.

                  (g) Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

                  (h) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by AES and MEGA.

                  (i) MEGA must give notice to AES of any transfer or other disposition of more than 10% of the equity interests in MEGA no later than sixty
(60) days prior to such transfer or other disposition. Upon any such transfer, AES shall have the right to terminate this Agreement upon ninety (90) days notice. Prior to divulging any information regarding the Generating Portfolio including any non-public information and all trading strategies related to the Generating Portfolio (other than to Gener), MEGA must provide AES one hundred and twenty (120) days written notice. Furthermore, all such confidential information must be shielded from and be held confidential from the transferee should AES decide to exercise its right to terminate this Agreement.

                  IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be signed by their respective duly authorized representatives as of the date first above written.

MERCHANT ENERGY GROUP OF THE                AES EASTERN ENERGY, L.P.
AMERICAS, INC.

By:                                         By:

Name:  Steven E. Eckert                     Name: Dan Rothaupt
Title: Executive Vice President             Title:
Date:  April 8, 1999                        Date: April 8, 1999

Attest:                                     Attest:

                                    EXHIBIT A


                              GENERATING PORTFOLIO


STATION          PREVIOUS NAME          LOCATION                 UNIT         CAPACITY (MW)
-------          -------------          ---------                ----         -------------
Somerset            Kintigh             Somerset, NY              1                675
Cayuga              Milliken            Lansing, NY               1                150
                                                                  2                156
Goudy               Westover            Johnson City, NY          7                 43
                                                                  8                 83
Greenidge           Greenidge           Dresden, NY               3                 56
                                                                  4                105

                                    EXHIBIT B

                                    GUARANTY


                  This Guaranty ("Guaranty") is made on April ___, 1999 by Gener S.A., a Chilean corporation (the "Guarantor"), in favor of AES Eastern Energy, L.P., a Delaware limited Partnership ("AES") (AES and Guarantor also are referred to herein as the "Party" or, collectively, the "Parties").

                                    RECITALS:

                  WHEREAS, Merchant Energy Group of the Americas, Inc. ("MEGA"), a wholly-owned indirect subsidiary of Guarantor, and AES desire to enter into a Capacity, Energy, and Ancillary Services Agreement dated on the same date as this Guaranty (the "Agreement"), pursuant to which MEGA will market capacity, energy and ancillary services produced by AES and AES will compensate MEGA;

                  WHEREAS, the Guarantor has determined that AES' financial commitments pursuant to the Agreement will confer a direct and material benefit on the Guarantor;

                  WHEREAS, the Agreement requires as a condition precedent to the execution thereof that MEGA's obligations thereunder be guaranteed by the Guarantor as set forth herein;

                  WHEREAS, Guarantor is providing this Guaranty to induce AES to enter into the Agreement.

                  NOW, THEREFORE, in consideration of the foregoing premises and in order to induce AES to enter into the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Guarantor hereby agrees as follows:

                  1. To induce AES to enter into the Agreement and the transactions contemplated by the Agreement, the Guarantor irrevocably and unconditionally guarantees to AES the prompt and complete payment and performance, when due, of all receivables, now or hereafter owed by MEGA to AES under the terms of the Agreement ("Guaranteed Obligations"). Payment and performance by Guarantor of the Guaranteed Obligations hereunder shall be made in full irrespective of any claim, set off or other right that Guarantor may have at any time against AES, MEGA or any other person or entity, whether in connection herewith or with any unrelated transaction.

                  2. Notwithstanding the foregoing, the Guarantor's obligations under this Guaranty are subject to the following limitations:

                  (a) The maximum liability of the Guarantor hereunder shall in no event exceed $40,000,000 (the "Guaranty Maximum Amount").

                  (b) At any time, the Guarantor or MEGA may provide to AES either (i) a standby letter of credit from a U.S. financial institution with a rating of A3 or better by Moody's Investor's Service or A-or better by Standard & Poor's, in the amount of the Guaranty Maximum Amount securing the Guaranteed Obligations in a form reasonably satisfactory to the AES or (ii) cash collateral in the amount of the Guaranty Maximum Amount securing the Guaranteed Obligations under terms reasonably satisfactory to AES, in full satisfaction of the Guarantor's obligations under this Guaranty, and upon receipt by AES of such letter of credit or cash collateral this Guaranty will terminate; provided, however, that, in the absence of cash collateral, the Guarantee shall be automatically reinstated without further action by either Guarantor or AES in the event that Guarantor fails to cause such letter of credit to be renewed or replaced by another letter of credit in the same amount and in substantially the same form as the previous letter of credit, and such Guarantee shall remain in effect until a replacement letter of credit reasonably satisfactory to AES is put into effect.

                  3. The Guarantor is liable as a primary obligor for the amounts due hereunder. This Guaranty shall be construed as an irrevocable, unconditional, absolute and continuing guaranty of the full and punctual payment and performance of all of the Guaranteed Obligations and not of their collectibility only, irrespective of the validity or enforceability of the Agreement, the absence of any action to enforce the same, the recovery of any judgment against MEGA or any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor. This Guaranty shall remain in full force and effect until all Guaranteed Obligations have been fully paid and performed.

                  4. A separate action may be brought and prosecuted against the Guarantor whether or not any action is brought or prosecuted against MEGA or any other person and whether or not MEGA or any other person is joined in any action against the Guarantor. Upon the occurrence and during the continuation of an Event of Default (as defined in the Agreement), AES may proceed directly and at once, without notice, under this Guaranty to collect and recover the full amount or any portion of the Guaranteed Obligations then due, without first proceeding against MEGA or against any security or collateral provided by MEGA or any other person.

                  5. It will not be necessary for AES, in order to enforce this Guaranty, to exhaust AES' remedies against MEGA, to enforce any security or support for the payment or performance of the Guaranteed Obligations, or to enforce any other means of obtaining payment or performance of the Guaranteed Obligations. The Guarantor waives any rights under applicable state law related to the foregoing. Until irrevocable payment in full of the Guaranteed Obligations, the Guarantor will not exercise any right of subrogation (including any statutory rights of subrogation under Section 509 of the Bankruptcy Code, 11 U.S.C. Section 509, or under applicable state law) or any right to participate in any claim or remedy of AES against MEGA, but this standstill is not intended as a permanent waiver of the subrogation rights of the Guarantor.

                  6. AES will make demands for payment hereunder by providing the Guarantor with written notice as provided below, and the Guarantor will make payments due hereunder within ten (10) days after receipt of any such notice. The Guarantor will make each payment to AES in U.S. Dollars in immediately available funds as directed by AES.

                  7. To the extent required hereunder, the Guaranteed Obligations will be paid strictly in accordance with the terms of the Agreement, regardless of any bankruptcy or other law affecting any of such terms or the rights of AES with respect thereto. The Guarantor's obligations under this Guaranty will not be impaired by any increase, reduction, extension, or rearrangement of the Agreement, any amendment, supplement, or other modification of the Agreement, any grant or impairment of any security or support for the Guaranteed Obligations, the failure to give notice of any default or Event of Default, however denominated, under the Agreement or of the bringing of action to enforce the payment or performance of the Guaranteed Obligations or any other notice of any kind relating to the Guaranteed Obligations, any change in ownership of MEGA or the insolvency, bankruptcy or any other change in the legal status of MEGA, or any other action which affects the Guaranteed Obligations (in each case subject to the limitations expressed in Section 2).

                  8. In the event that the performance of MEGA's obligations under the Agreement are stayed or performance is delayed or deferred due to bankruptcy, insolvency or reorganization of MEGA, all Guaranteed Obligations of Guarantor shall remain in full force and effect and shall become immediately due to the extent that MEGA would have otherwise been required to pay the obligations under the Agreement absent the stay, delay or deferral in the enforceability of such obligations as a result of such insolvency, bankruptcy or reorganization of MEGA. Guarantor hereby waives any legal or equitable defenses arising out of the insolvency, bankruptcy or similar legal disability of MEGA.

                  9. The Guarantor is a corporation duly organized, validly existing and in good standing under the Laws of Chile and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which qualification is necessary in view of its current or proposed business and operations or the ownership of its properties. The Guarantor has all necessary rights, franchises, and privileges and full power and authority to conduct its business as currently conducted and as proposed to be conducted.

                  10. The Guarantor represents and warrants that (a) it has the legal right to execute and deliver this Guaranty and to perform its obligations hereunder, (b) this Guaranty and the performance of Guarantor's obligations hereunder have been duly authorized by the Guarantor and constitute legal, valid and binding obligations of the Guarantor enforceable against the Guarantor in accordance with their terms and (c) neither the execution and delivery by the Guarantor of this Guaranty, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Guarantor or the provisions of any indenture, instrument, or agreement to which the Guarantor or the Guarantor's property is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any lien in, of or on the property of the Guarantor pursuant to the terms of any such indenture, instrument or agreement.

                  11. All notices and other communications between the Guarantor and AES provided for or otherwise given or made in connection with this Guaranty will be in writing, including telecopy, and delivered or transmitted to the address set forth below, or to such other address as will be designated by the Guarantor or AES in written notice to the other party.

                  If to the Guarantor:

                  Gener S.A.
                  Miraflores 222, Piso 7
                  Santiago, Chile
                  Attn: Laurence Golborne, CFO
                  Telephone:  011-562-686-8688
                  Telecopier: 011-562-633-4499

                  If to AES:

                  AES Eastern Energy, L.P.
                  1001 North 19th Street
                  Arlington, VA  22209
                  Attn: ________________
                  Telephone: (703) 522-1315
                  Telecopier: _____________

                  12. THIS GUARANTY WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. Disputes arising under this Guaranty will be settled by one arbitrator pursuant to the rules of the American Arbitration Association (the "AAA") for Commercial Arbitration (the "Rules"). Such arbitration will be held in New York, New York, or at such other location as mutually agreed to by the parties hereto. Arbitration may be commenced at any time by any Party after giving thirty (30) days advance written notice to the other Party of the need for arbitration. The arbitrator will be selected by the joint agreement of the Parties hereto, but if they do not so agree within thirty (30) days after the date of the notice referred to above, the selection will be made pursuant to the Rules from the panel of arbitrators maintained by the AAA. At the conclusion of any arbitration proceeding, the arbitrator will make specific written findings of fact and conclusions of law. NO PARTY WILL BE ENTITLED TO, AND EACH PARTY WAIVES ITS RIGHTS TO, ANY SPECIAL, EXEMPLARY, PUNITIVE, OR CONSEQUENTIAL DAMAGES. The costs and fees of the arbitration will be borne by the Parties in the manner determined in writing by the arbitrator. This arbitration provision will be specifically enforceable by the Parties. The determination of the arbitrator pursuant to this Section will be final and binding on the parties and may be entered for enforcement before any court of competent jurisdiction.

                  13. Any waiver, amendment or modification of this Guaranty or any consent to departure by the Guarantor from the terms hereof shall be effective only if the same is in writing and is signed by AES and, in the case of any such amendment or modification, also signed by the Guarantor, and shall not be otherwise effective. Any such waiver and consent shall be effective only in the specific instance and for the purpose for which it was given.

                  14. This Guaranty will bind and inure to the benefit of the Guarantor and AES and their respective successors and permitted assigns. However, the Guarantor shall not transfer any of its obligations hereunder without the prior written consent of AES, which may be withheld for any reason, and any purported transfer without that consent shall be void. Guarantor agrees that AES may assign this Guaranty as collateral for financing purposes.

                  15. This Guaranty constitutes the entire agreement, and supersedes all prior written agreements and understandings, and all oral agreements, between the Parties with respect to the subject matter hereof and may be executed simultaneously in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

                  16. The invalidity or unenforceability of any one or more phrases, sentences, clauses or Sections in this Guaranty shall not affect the validity or enforceability of the remaining portions of this Guaranty.

Executed as of the date first above written.

                                   GENER S.A.



                                   By:
                                       -------------------------------
                                       Name:  Juan Antonio Guzman
                                       Title:  Chief Executive Officer



Agreed and Accepted this [   ]day of [          ], 1999 by:


[                                   ]
 -----------------------------------

By:
    -------------------------------------------------------
   Name:
         --------------------------------------------------
   Title:
          -------------------------------------------------

                                    EXHIBIT C

                            FORM OF LETTER OF CREDIT


                          [LETTERHEAD OF ISSUING BANK]


                                                                   March__, 1999

AES Eastern Energy, L.P.
1001 North 19th Street
Arlington, VA   22209

                                IRREVOCABLE STANDBY LETTER OF CREDIT NO. _______

Ladies and Gentlemen:

         By instructions of our client, [Gener, S.A. on behalf of] Merchant Energy Group of the Americas, Inc., a Delaware corporation ("MEGA"), we issue in favor of AES Eastern Energy, L.P. ("AES") this standby irrevocable letter of credit no. _______ (this "Letter of Credit") in the amount of [U.S.$10,000,000 (Ten Million Dollars and No Cents, legal tender of the United States of America; the "Maximum Amount")]. This Letter of Credit is unconditional and irrevocable, and is payable on demand in accordance with the presentation procedure set forth below at our address at ___________________________. Demand under this Letter of Credit shall be made through presentation of this Letter of Credit at our offices on any business day on or prior to ______________, 2000 (the "Expiry Date"), together with a completed certificate in the form of Annex A, such certificate purportedly signed by a duly authorized representative of AES. Multiple drawings are permitted so long as the aggregate amount drawn does not exceed the Maximum Amount. This Letter of Credit will remain in force from the date of its issuance until our close of business on the Expiry Date. This Letter of Credit shall be governed by the [International Standby Practices 1998 ("ISP98"), and to the extent not inconsistent with the ISP98, by the laws of the State of New York] [the Uniform Customs and Practices for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 (the "UCP"), or any successor to the UCP, and to the extent not inconsistent with the UCP, by the laws of the State of New York]. [NOTE: THE ISSUING BANK SHOULD DECIDE WHICH RULE SHOULD GOVERN, WITH MEGA'S CONSENT]


                                   [NAME OF ISSUING BANK]


                                   _______________________________________

                                   By:
                                       ___________________________________

                                   Title:
                                          ________________________________

                                     ANNEX A


                                                               ___________, 19__



[Name and Address
of Issuing Bank]

         Re: Your Irrevocable Standby Letter of Credit No. ______ (the "Letter of Credit")

Ladies and Gentlemen:

The undersigned hereby certifies, in connection with the above-referenced Letter of Credit (capitalized terms used herein having the meaning set forth in the Letter of Credit), as follows:

         1. MEGA has failed to comply with certain of its obligations under the Capacity, Energy and Ancillary Service Agreement dated as of _______, 1999 (the "Agreement") between MEGA and AES and as a result thereof, an Event of Default (as defined in the Agreement) has occurred and is continuing (herein, "MEGA Default").

         2. AES has given MEGA written notice of the intent of AES to draw under the Letter of Credit as a result of the MEGA Default at least five (5) Business Days in advance of this certificate.

         3. AES has performed all of its obligations under the Agreement, the failure of which to perform would constitute an Event of Default as defined under paragraphs 10 (a) (2) through 10 (a) (8) of the Agreement, and no such Event of Default or event or condition which would become such an Event of Default with notice or lapse of time or both, has occurred other than the MEGA Default.

         4. Pursuant to the terms of the Agreement AES believes in good faith that it has or will incur damages equal to or exceeding $__________ as a result of the MEGA Default.

         5. Pursuant to the terms of the Agreement, AES is entitled to draw under the Letter of Credit for an amount equal to $_________.

In connection therewith, please pay to AES an amount equal to U.S.$________ [insert amount not to exceed U.S.$10,000,000] at the following location:

[insert wire instructions where payment under the Letter of Credit to AES should be made].

                                   AES EASTERN ENERGY, L.P.

                                   By:
                                       -------------------------------,
                                            its General Partner



                                   -----------------------------------

                                   By:
                                       -------------------------------

                                   Title:
                                          ----------------------------

                                    EXHIBIT D


                          RISK POLICIES AND PROCEDURES

                          RISK POLICIES AND PROCEDURES

            FOR THE CAPACITY, ENERGY AND ANCILLARY SERVICE AGREEMENT
                                     BETWEEN
                   MERCHANT ENERGY GROUP OF THE AMERICAS, INC.
                                       AND
                            AES EASTERN ENERGY, L.P.
















                                     4/8/99

TABLE OF CONTENTS

                                                                           PAGE NUMBER
A.  POLICY INTRODUCTION                                                        3
B.  MESA RISK COMMITTEE                                                        3
         I.  Policy Creation and Oversight                                     3
         II.  Composition of the MESA Risk Committee                           3
         III. Role of MESA Risk Committee                                      3
C.  TRADING POLICY                                                             4
         I. Introduction                                                       4
         II. Responsibilities of the Head Trader                               4
         III. Trading Restrictions                                             4
         IV.  Trading Compliance                                               5
         V.  Trading Risk Portfolios                                           5
D.  EXPOSURE LIMITS AND MEASUREMENTS                                           6
         I.  Introduction                                                      6
         II. Volumetric Limits                                                 6
         III. Loss Limits                                                      7
         IV. Commodities Authorized to Trader                                  7
         V. Value at Risk Limitation                                           7
         VI. Term Limits                                                       7
         VII. Reports                                                          7
E.  RISK CONTROL                                                               8
         I.  Introduction                                                      8
         II.  Risk Control                                                     8
         III.  Risk Analysis                                                   9
         IV.  Policy Exceedances, Violations and Notification                  9
F.  ADMINISTRATIVE PROCESSES                                                  10
         I.  Introduction                                                     10
         II.  Trade Execution                                                 10
         III.  Legal Contract Management                                      11
         IV.  Trader & Originator Commercial Responsibilities                 11
         V.  Credit Risk Management                                           11
         VI. Trade Transaction and Deal Entry                                 12
         VII. Daily Activity Tie-Out                                          13
         VIII. Confirmations                                                  13
         IX.  Position Reporting                                              14
         X.  P&L Reporting                                                    15

         XI.  Scheduling                                                      15
         XII.  Invoice Preparation                                            15
         XIII.  Cash Management                                               15
SCHEDULE A. VOLUMETRIC LIMITS                                                 17
SCHEDULE B. LOSS LIMITS                                                       18
SCHEDULE C. COMMODITIES AUTHORIZED TO TRADE                                   19
SCHEDULE D. EXPOSURE LIMITS                                                   20
SCHEDULE E. DEAL LIMITS                                                       21
DEFINITIONS                                                                   22

A.  POLICY INTRODUCTION

The purpose of this Policy is to establish the boundaries under which MEGA will
(1) hedge the price risk related to the Generating Portfolio, (2) seek to maximize the Market Price received for the Energy, Capacity and Ancillary Services and (3) schedule and commercially dispatch the Generating Portfolio.

AES Eastern Energy, L.P. ("AES") can amend any and all of the procedures outlined in this policy.

AES and MEGA will each have two management members on a Risk Management Committee (hereinafter referred as "MESA Risk Committee"). AES will have up to two people participating with MEGA to manage the activities permitted within this policy. For policy purposes, the group of individuals from MEGA and AES hereinafter referred as MESA. The limits, definitions and procedures defined herein pertain to this Policy and not any other policy of MEGA.

The MESA Risk Committee as specified in this document will guide the operation of MESA.

B.  MESA RISK COMMITTEE

I.       POLICY CREATION AND OVERSIGHT

         The MESA Risk Committee shall oversee the implementation of these Risk Policies and Procedures. The MESA Risk Committee in conjunction with AES, shall suggest and implement changes in administrative procedures and controls.

II.      COMPOSITION OF THE MESA RISK COMMITTEE

         The members of the MESA Risk Committee will include two members of the senior management of MEGA and AES. The management of AES and MEGA will appoint the MESA Risk Committee members.

III.     ROLE OF THE MESA RISK COMMITTEE

         The MESA Risk Committee will have independent and unequivocal authority to interpret and oversee the application and implementation of the procedures and controls that are necessary to effectively manage the risk resulting from the activities undertaken by MESA's trading and commercial activities relating to The Generating Portfolio. The primary roles of the MESA Risk Committee are to interface with AES; review, monitor and act on any limit infractions; assess new policies that may need to be adopted; and monitor MESA's principal commercial risks on an ongoing basis.

         The MESA Risk Committee will meet in the event Daily Loss Limits (as defined herein) exceed those on Schedule B. Additionally, the MESA Risk Committee shall determine if Value at Risk (as defined herein) exposures may exceed those specified in Schedule D. In either case, financial exposures that exceed the MESA Risk Committee's Authority shall be referred to AES for review. The MESA Risk Committee will have the responsibility of notifying AES of any exceedance or violation of this Policy.

         The MESA Risk Committee shall meet on an ad hoc basis as necessary. The minutes of the meetings will be summarized for all meeting participants as soon as practicable. Members may participate by teleconference if necessary.

C.  TRADING POLICY

I.       INTRODUCTION

         MEGA manages its commodity pricing and delivery risks with exchange traded instruments, over-the-counter products, derivatives and physical contracts. This Policy governs activities and transactions of MEGA on behalf of AES under the Agreement. The associated business risks are managed on a portfolio basis and will be marked-to-market daily. MEGA shall operate within the limits established in this policy for Volumetric Limits (Schedule A), Commodities Authorized To Trade (Schedule C), and Term Limits (Schedule E). MEGA will seek to manage the position within Stop-Loss Limits (Schedule B) and Exposure Limits (Schedule D).

II.      RESPONSIBILITIES OF THE HEAD TRADER

         The Head Trader will oversee the daily trading activities, within the scope and guidelines established by the Trading Policy. The Head Trader will by appointed by the MEGA's Managing Director of Trading and approved by the MESA Risk Committee. The Head Trader will be responsible for trading results. The Head Trader shall:

1.       Be aware of all trading positions and strategies.
2.       Manage the commodity portfolio risks of MEGA.
3.       Assess the overall market exposure of the trading positions.
4. Establish and ensure conformance to individual trading limits for subordinate positions.
5.       Execute the decisions of the MESA Risk Committee.

III.           TRADING RESTRICTIONS

1. AUTHORIZED TRADERS- The Head Trader shall notify MESA Risk Committee of those individuals authorized to trade, together with their respective trading limits, on behalf of MEGA in performance of its responsibilities under the Agreement. Authorized personnel will execute all trades in full compliance with this Policy. Employees participating in any activities covered under this Policy will review and become familiar with the Policy.

2. SPECULATIVE TRADING-Will be permitted within the strict limitations of this Policy. Speculative trading will be limited to and shall have strategic significance for The Generating Portfolio.

3. LEGAL QUESTIONS- If questions arise regarding the legality of a transaction, employees shall consult MEGA's legal counsel.

4. PERMITS AND AUTHORIZATIONS- MEGA will have the requisite permits and authorizations to engage in trading both physical and financial markets. MEGA will only engage in trading instruments that it can monitor through position reports, P&L reports, or other applicable administrative tools.

IV.       TRADING COMPLIANCE

         This Policy requires financial and physical traders to operate in full compliance within the established restrictions of trading activity as follows:

         1. TRADING DESK - The Trading Desk, managed by the Head Trader, manages and approves all pricing components and contractual issues for all transactions including originated deals within full compliance of this Policy. The Trading Desk ensures a consistent pricing discipline and the disaggregration of the transaction's associated financial risk.

         2. CREDIT APPROVAL - Before entering into a transaction with pre-approved counterparties, the Traders must determine, by review of the approved credit line report, the credit status of the counterparty. Prior to deal execution with new counterparties, the Credit Department must review and approve requests for counterparties not previously listed. The MEGA Credit Policy (Appendix A) shall govern credit approval for a deal and for counterparty.

         3. CONTRACT APPROVAL - Before entering into a transaction, the Traders must determine whether a valid contract exists with the counterparty. This information is available from the MEGA Contract Administration Department. If a contract (master buy or sell agreement, master swap agreement, or other form of contract) is not in place, the MEGA Contract Administration Department initiates the contracting process as directed by Trading. MEGA's counsel will be responsible for drafting any new contract language as needed.

         4. TRADE REVIEWS - The party responsible for committing MEGA to the transaction is responsible for timely review of the documentation, confirmation and the accuracy of the detail input into the trading system by Risk Control (as defined herein).

         5. DEAL TICKETS - Traders will review all salient pricing and delivery terms in the Trading transactions so that all pricing exposures are captured in the trading system.

         6. CONFIRMATIONS- Confirmations will be initialed by the trader responsible for committing MEGA to the transaction and signed by their direct supervisor within 48 hours of receipt from Risk Control.

V.       TRADING RISK PORTFOLIOS

         The Risk Portfolios of the trading activities are detailed below. New portfolios may be added after receiving approval of the MESA Risk Committee. The most restrictive limit in the attached schedules shall always apply. The energy, capacity, fuels and any applicable ancillary services will be grouped into the following portfolio groupings:

         1. INDEX PORTFOLIO - Aggregates all Index purchase and sales obligations excluding cash month transactions.

         1. CASH MONTH PORTFOLIO - Aggregates all Cash month purchase and sales obligations.

         2. BASIS PORTFOLIO Aggregates all Basis purchase and sales obligations excluding cash month transactions.

         3.       PRICE PORTFOLIO Aggregates all fixed price positions.

         4. TRANSPORTATION/TRANSMISSION PORTFOLIO Aggregates the Transportation and Transmission contract obligations, including interruptible and firm commitments.

         5. EMISSION ALLOWANCES-Aggregates all NOX, SO2, and any other required Emission Allowances.


D.  EXPOSURE LIMITS AND MEASUREMENTS

I.       INTRODUCTION

         MEGA has established specific volumetric limits, stop-loss limits, commodity authorizations, value at risk limits and term limits (Schedules A-F).

         This section describes risk measurements as part of the risk control process to measure and monitor the risk of positions related to the trading positions. Risk Control shall generate the reports. Volumetric limits, commodity authorizations, and term limits shall not exceed the established limits unless the MESA Risk Committee or AES as appropriate, has approved those limit exceptions. Where there are multiple limitations applicable to a transaction, the most restrictive limits shall apply.

         The risk limits will be monitored daily and exceedances will be reported weekly for the first three months of the Agreement. After the initial start-up of three months the limits will be monitored daily. The daily limits will go into effect the earlier of the three month passage or as soon as the position becomes compliant. In addition, the limits will be based on a rolling 24 month time frame.

II.       VOLUMETRIC LIMITS (SCHEDULE A)

         The MESA Risk Committee has placed volumetric limits on the Net Open Position of the individual Risk Portfolios supporting the MEGA's activity. The limits are specific to the Approved Commodities detailed in Schedule A of this policy and cannot be exceeded on a net present value analysis basis. These limits can only be changed in writing by AES.

         The Net Open Position of the Portfolios will not exceed the aggregate volumetric limits established in Schedule A of this Policy.

III.     STOP-LOSS LIMITS  (SCHEDULE B)

         The established Stop-Loss Limits are for aggregate Risk Portfolios associated with the Generating Portfolio. When these limits are exceeded, Risk Control will notify the Head Trader and the MESA Risk Committee. The notification and processes are outlined in Schedule B.

IV.      COMMODITIES AUTHORIZED TO TRADE (SCHEDULE C)

         MEGA's trading group is authorized to trade the commodities and instruments provided in Schedule C. The Head Trader shall provide commodity authorizations to Risk Control for specific individuals in the department. The MESA Risk Committee shall approve the addition or deletion of any commodities or instruments.

V.        VALUE AT RISK (SCHEDULE D)

         Value at Risk in the Trading positions shall be measured by taking the summation of the aggregated Value at Risk amount for each trading book within MEGA. Risk Analysis is responsible for reviewing the underlying assumptions, valuation processes and methodologies in calculating and reporting commodity value at risk. AES must approve any changes in the absolute level of Value at Risk.

         If the Value at Risk limit is exceeded, Risk Control will notify the MESA Risk Committee. If the Value at Risk exceeds the established limit for the Head Trader, but falls below the established limit for AES, the MESA Risk Committee shall determine the action to be taken and communicate that to AES. If the Value at Risk exceeds the authority level of the MESA Risk Committee, AES will decide what action will be taken.

VI.      TERM LIMITS (SCHEDULE E)
         Term limits measure the duration of a transaction that MEGA is authorized to enter into under this Policy .

VII.     REPORTS

         1 POSITION REPORT- A report of open positions is generated daily by Risk Control will be distributed to senior traders, the MEGA Managing Director of Trading, and members of the MESA Risk Committee as requested. The position report will detail positions by commodity and type of portfolio risk. Additional detail reports will have information regarding delivery points and delivery period. Risk positions can be viewed on a consolidated basis and by portfolio. This report will identify the delta and gamma position based upon the current market price of the underlying commodity and current volatility levels. Additionally there will be available a report to illustrate sensitivity of the delta, gamma, vega, and theta of the portfolio given a range of increases and decreases in the price of the underlying commodity.

- Delta- The change in option value due to changes in the price of the underlying commodity.

- Gamma- The change in the option value due to the rate of change in the price of the underlying commodity.

- Vega- The change in option value due to changes in the volatility of the underlying commodity.

- Theta- The change in option value due to the remaining time until expiration of the option contract.

-        Rho- The change in option value due to changes in interest rates.

         1 DAILY PROFIT AND LOSS ANALYSIS ("P&L")- A daily mark-to-market P&L is critical to monitor performance. This information is contained in the Position Report. The P&L should include complete mark-to-market of all forward positions for physicals, futures, options, and swaps (including both realized and unrealized gains and losses), a valuation of inventory at market, and accruals of major execution expenses. The P&L should capture daily results from all trading positions, existing as well as new.

         1 EXECUTIVE SUMMARY The Executive Summary shall provide aggregated P&L information and net position reports for the Risk Portfolios and aggregate trading activities. The summary shall explain the daily change in portfolio value in terms of existing positions vs new positions created during the day ("daily origination"). It shall also describe the contribution to P&L of curve shift (change in the underlying commodity price), volatility, theta, and rho.

         1 EXPOSURE REPORT Risk Analysis shall prepare an exposure report that will detail the potential exposures using Value at Risk and Stress Testing measurements. This information will also reside in the Executive Summary.

E.  RISK CONTROL

I.       INTRODUCTION

         MEGA shall review risk control issues and commodity exposure on a daily and on-going basis. Risk Control shall report outside the Trading group, to the CFO.

II.      RISK CONTROL

         Risk Control monitors compliance with the controls outlined in this Policy. Risk Control shall supervise all daily operational accounting activities Risk Analysis. Additional areas of responsibility and authority include the following:

         1 PORTFOLIO TESTING/COMPLIANCE - Risk Control directs tests of the Risk Portfolios, to monitor the Risk Portfolios for compliance under the limits established by this policy.

         1 RISK CONTROLS - Risk Control is responsible for periodically reviewing the risk controls in Risk Control, recommending any necessary modification to these controls and incorporating any future approved modifications to the of MEGA Trading Policy.

         1 BROKERAGE ACCOUNTS - Risk Control, as directed by the Head and the CFO, shall authorize the opening, closing and modifications of all brokerage accounts required to support the activities of the MEGA organization. Risk Control authorizes any correspondence authorizing the opening of a new account. Risk Control is responsible for notifying brokers which authorized individuals can trade on those accounts and any other changes made to these accounts.

         1 VALUATION METHODS - Risk Control is responsible for reviewing and approving the underlying assumptions, reviewing and approving the valuation processes and devising the proper controls for all transactions whose valuation methods are not currently being used in the existing Risk Portfolios.

         1 REVIEWING REPORTS - Risk Control shall review the Daily Position Report and any other applicable reports for accuracy and compliance with established limits prior to distribution.

I        RISK ANALYSIS

         Risk Analysis will stay informed of new industry analysis and make recommendations on changes to underlying analysis or models. Areas of responsibility and authority include the following:

         1 VALUE AT RISK- Risk Analysis is responsible for creation of the Value at Risk reports. This function shall review the assumptions in the calculation model(s) and understand the methodology. Risk Analysis shall test the model periodically to check it validity.

         1 STRESS TESTING - Risk Analysis ensures the adequacy of regularly performed stress testing to determine value impact to the portfolios. The open market positions will be stress-tested to determine market exposure given certain kinds of market price moves.

         1 REVIEWING MARK TO MARKET METHODOLOGY- Risk Analysis shall review the methodology of the gathering of the marks and the rationale for choosing the official marks, monitor the official marks by against other gathered marks to look for trends and divergence, and validating the forward pricing curves.

         2 MONITOR POSITIONS VIS-A-VIS CORPORATE LIMITS- Risk Analysis shall review the positions on a daily basis to determine that they fall within these policy limits for exposure and value at risk.

IV.      POLICY EXCEEDANCES, VIOLATIONS AND NOTIFICATION

         Notification by Risk Control shall be given immediately following the recognition of a violation of this Policy, in the event Daily P&L exceeds the Loss Limit or if the Value-at-Risk exceeds the Exposure Limit.. Following the initial notification, Risk Control shall report any incremental losses in accordance with this Policy.

         In the event an individual reporting to the Head Trader exceeds his or her limits, but the measurement falls within the limits established under this Policy, Risk Control shall notify the Head Trader of the exceedance or violation. The Head Trader will then decide the course of action and advise Risk Control.

         In the event the exceedance or violation exceeds the limits established under this Policy, or the aggregate risk measures are higher than the limits established for the MEGA, Risk Control shall immediately notify the Head Trader and the MESA Risk Committee

         The MESA Risk Committee will advise AES of the action plan(s) regarding a Loss Limit or Value-at-Risk exceedance. For any other exceedance or violation , the Head Trader shall provide recommendations to the MESA Risk Committee as soon as practicable, generally within 24 hours of the violation. The decision of the MESA Risk Committee will be communicated to Risk Control. Risk Control will issue a daily written report regarding the execution of such approved course of action until such time as the exceedance or violation has been remedied, as well as a summary report of the resolution of the exceedance or violation.

F.  ADMINISTRATIVE PROCESSES

I.       INTRODUCTION

         Administrative procedures and controls within MEGA shall be consistent with the principles of this Policy. The process of monitoring, controlling and reporting risk consistent with established limits is integral to the overall control process. The key administrative functions in MEGA include Credit, Legal, Risk Control, Financial Accounting, and Contract Administration. The functions listed above report to the CFO. These functions do not report to Trading, Origination, or Corporate Development for control purposes.

II.      TRADE EXECUTION

         The departments responsible for each step are included below:

         1        Counterparty and Master Agreement Set-Up (Legal/Contract
                  Administration)
         2        Trade execution (Trading)
         3        Credit Risk Management (Credit Department)
         4        Trade Transaction and Deal Entry (Trading/Risk Control)
         5        Daily Activity Tie-Out (Risk Control)
         6        Confirmations (Risk Control)
         7        Position Reporting (Risk Control).
         8        Prepare and distribute accurate daily position reports (Risk
                  Control)
         9        Scheduling (Trading)
         10       P&L Reporting (Risk Control)
         11       Risk Analysis (Risk Control)
         12       Invoice Preparation (Risk Control)
         13       Cash Management (Treasury)
         14       Preparation of financial statements (Financial Accounting)

I        CONTRACT MANAGEMENT

         MEGA will establish counterparty terms and conditions as well as maintain counterparty tables to hold all pertinent information for each counterparty with whom MEGA does business or intends to do business. Signed agreements will govern trading transactions. Legal counsel will draft master agreements such as General Terms and Conditions for fuels and natural gas, enabling agreements for physical electricity, and Master Swap and ISDA Agreements for derivatives transactions. The Contract Administration group will manage the distribution and filing of contracts. If a counterparty requires a different form of contract, that will be reviewed by Contract Administration and by legal counsel (as necessary).

         Legal will manage the negotiation of forms of contract, as well as any amendments counterparties request in MEGA contracts. Legal will prepare the form of confirmation(s) under which MEGA will engage in trading. The confirmation incorporated with the Master Agreements or Enabling Agreements encompasses the binding terms under which MEGA and the counterparty agree to do business.

         All transactions will be entered into in compliance with the MEGA contract administration policies. All transactions, therefore, will be entered into based on a MEGA contract that has obtained legal approvals before execution. Contract Management is responsible for:

         1 MAINTENANCE OF PERMANENT CONTRACT FILES- this includes monitoring anniversary dates for re-determining existing contracts and other date sensitive clauses.

         1        ROUTING NEW AND AMENDED AGREEMENTS TO APPROPRIATE DEPARTMENTS.
                  In addition, notification of impending anniversary dates, non-standard trading terms, and new proposed language changes will be communicated to the appropriate departments.

IV.      TRADER AND ORIGINATOR COMMERCIAL RESPONSIBILITIES

         Traders are responsible for verifying the following prior to execution of a transaction:

1.       The transaction does not exceed the trader's limits
2.       The transaction does not exceed the counterparty's credit limit
3.       Executed contracts are in place with counterparty
4.       Transaction/trade is accurately price by Trading Desk

         Traders will execute transactions on taped telephone lines. Traders will enter basic deal terms into the system or write up deal sheets. Trades will be recorded electronically or on deal sheets as soon as possible after the deal is struck, and no later than by close of business same day (defined as the hour of the day that trades must be entered before official daily P&L is calculated). Risk Control will review the terms of the deal, and add appropriate other terms in order to complete the confirmations.

V.       CREDIT RISK MANAGEMENT

         The processes of establishing counterparty credit limits and monitoring credit exposure are integral to effective corporate controls. These are detailed in the MEGA Credit Policy. The MEGA Credit Policy will serve as the MESA Credit Policy. Credit limits must be established for all new counterparties before transactions are entered into. Based on an analysis of the counterparty's creditworthiness, such limits cover all exposure to that counterparty, including both receivables and payables, as well as gains or losses on open market positions (doing a mark to market analysis).

         MEGA's Credit Manager monitors the counterparty limits with MEGA and MEGA's limits with the counterparty. This requires capturing power, gas, and derivative credit limits for each counterparty as well as MEGA's reciprocating limits with the counterparty.

         Exposure is measured on both a net basis (for those counterparties who have master netting agreements in place) and a gross basis. Both a dollar amount of credit line and the term limit should be established. Additional credit support (i.e.- letters of credit, parent company guarantees and margining) may be required of counterparties when deemed prudent. Credit will actively interface with trading personnel to ensure adequate credit procedures are employed when transacting business. Credit limits above a maximum dollar amount that may be approved by the MEGA's Risk Committee or AES, as detailed in the Credit Policy.

         Counterparty credit status will be monitored daily. This includes reviewing all changes made to an account's credit limit regarding current outstanding contracts' mark to market value, accounts payable and receivable, outstanding letters of credit issued either to MEGA or the counterparty, and margining agreements. Trading is notified of any credit issues associated with current and potential counterparties.

         Within 24 hours, the Credit Manager receives a copy of all transacted deals for the previous day. In the unlikely event a trader has executed a transaction outside of the pre-approved credit limits and the Credit Manager determines that insufficient credit information or instruments are in place to secure the deal, the Credit Manager may require the trader to go back and negotiate the proper credit terms. If that is not possible, the trader will be required to cancel or liquidate the transaction.

         All transactions will be entered into in compliance with the applicable policies in the MEGA Credit Policy (Appendix A). The Credit Department minimizes and monitors the credit risk associated with MEGA trading activities:

         1. CREDIT EVALUATION/APPROVALS - The Credit Department must evaluate all potential and existing customers' credit worthiness and maintain the status of their account in the approved credit line report. The Credit Department shall perform a credit evaluation prior to establishing any new broker relationship.

         2. CREDIT RESERVES - The Credit Department has the responsibility of establishing and maintaining appropriate credit reserves for the MEGA portfolios.

         1 INDEPENDENCE - The Credit Department will be independent from the business or trading units whose activities create the risk being evaluated.

VI.      TRADE TRANSACTION AND DEAL ENTRY

         All transactions will be recorded by the traders, and then reviewed by Risk Control. The transactions are entered into the trading system so they can be integrated into the trading positions. Although the system will record changes in position during the day as trades are entered, there will be an official "end of day" (5 pm EST) in order to calculate official daily positions and P&Ls.

         After the traders record the transactions, Risk Control will review the transactions to add contractual terms before sending a confirmation to the counterparty. Trading will then cross-check the deals to verify correct data input. At that time confirmations may be sent to the counterparties.

         From time to time amendments may be made to transactions because new terms are negotiated or the original deal entry was incorrect. No change can be made without both Trading and Risk Control approving the change. Every amendment or change to a transaction will result in an audit trail with time and date stamp, user identification, and terms which were amended. There will be a complete record of all changes to the trade.

VII.     DAILY ACTIVITY TIE-OUT

         Once all trades are entered into the system for the day the following occurs:

         1        Trade activity reports are run by Risk Control

         2 Risk Control compares Trade activity reports against the deal tickets to ensure data entry accuracy

         3 Risk Control compares Broker confirmations against the trade activity report to ensure the deal sheet was properly written

         4 Risk Control verbally confirms trades with the counterparties based on the trade activity report

         5 Risk Control distributes Trade activity reports to each trader so that the traders can verify all trades were captured

VIII.    CONFIRMATIONS

         Risk Control is responsible for the timely confirmation of the price, volume, and terms of transactions with customers and counterparties after the execution of a transaction. Risk Control shall generate contract confirmations and send to counterparties. Confirmation of all transactions occurs within 24 hours of execution.

         After the trader has provided the pertinent trading terms of the deal, Risk Control shall confirm with Contract Administration and Legal the legal terms governing the confirmation, including but not limited to, cover costs, default terms, force majeure and liquidated damages language. Then Risk Control shall prepare the confirmation. The trader who agreed to the trade shall review and initial the prepared MEGA confirmation. Their supervisor shall also review and execute the deal.

         The confirmation is faxed to the counterparty by end of the day. Risk Control logs the date of the confirmation. Then the deal-related documentation (deal ticket, confirm, fax confirm, and other documentation) is gathered and filed. Signed confirmations received from counterparties shall be filed immediately in the contract files. Risk Control shall monitor the return of the confirmations and conduct follow-up calls as necessary to obtain executed confirmations for the files.

         Where MEGA agrees that a third party confirmation governs in the deal, the Trader signs an internally generated confirmation. Then, when Risk Control receives the counterparty's confirmation, they log the receipt date and verify the terms against the MEGA documentation. Counterparty confirmation shall be reviewed and reconciled through consultations with the traders and review of the deal entry. If no exceptions exist between the two confirmations, the trader may initial the third party confirmation, and his supervisor shall also review and sign the confirmation. Risk Control returns confirmation exceptions to the Trader for reconciliation and immediate counterparty contact. Risk Control also reviews and reconciles the brokers' commissions invoice to MEGA's records of brokered trades and negotiated fees.

         When a trade is brokered between a trader and a third party, the trader notes that at deal entry. On a daily basis, Risk Control confirms trades with the various industry brokers. For exchange-based trades, Trading will verbally check-out with brokers. For all brokered trades, Risk Control shall verbally check out with brokers, and then cross check broker confirmations against MEGA records of the trade. If there is any discrepancy in terms, Risk Control shall immediately notify the trader of the discrepancy. The trader is responsible for acting upon that information to resolve the discrepancy. Discrepancies shall be resolved within one day of receipt of confirmation. An amended confirmation is sent out immediately. All documentation is filed.

         At a minimum, contact with the counterparty will be faxing a corrected confirmation and a phone contact. Contract Administration reviews which confirmations have not been returned within five days and proceeds to follow-up immediately.

I        POSITION REPORTING

         An essential component of measuring performance and assuring compliance with this Policy is the generation of accurate, timely management reporting. Reports are prepared through the use of automated systems in conjunction with some manual applications. There are basic reports that are critical to effectively measure the current status of the Company's portfolios and are required by policy to be generated.

         Risk Control is responsible for the preparation of critical management reports detailing the Company's position. Risk Control shall determine that the management reports accurately report commodity positions in the appropriate portfolios. A daily summary will be provided to the MESA Risk Committee members, traders, Risk Control/Risk Analysis and other parties designated by the MESA Risk Committee detailing open positions, curve shifts, and portfolio values.

         1 DAILY POSITION REPORT- Preparation of this report is the responsibility of Risk Control. Information detailed shall include the position of each of the Risk Portfolios, Net Open Position, unrealized gains and losses and such other measures, as well as any other controls or amendments that may be required by the Head Trader or the MESA Risk Committee. Any portfolios or transactions that are in excess of established limitations will be reflected in this report. This report is reviewed by Risk Control and is then distributed to the members of the MESA Risk Committee.

         1 PREPARATION OF RISK PORTFOLIO DETAIL- Detail of the transactions that make up each of the Risk Portfolios must be kept current and available for review. The detail information provided in the portfolios is summarized in the Daily Position Report.

         1 OFFICIAL DAILY POSITIONS- While Trading will have day-time position records on-line and real time, Risk Control is responsible for generating close of business position that will be the 'official' daily position.

I        P&L REPORTING

         The first step to generating P&L reports is to obtain market prices. Risk Control shall obtain market prices ("official marks") from various places (the exchange, brokers, proprietary models, the option model or traders.

         Once the market prices are entered and the settlement prices determined, Risk Control can then run the P&L reports. A hierarchy of books exists in the system so that a summary P&L report can be generated. Once all of the individual book P&Ls are run for the day, Risk Control compiles an Executive Summary report and distributes it.

I        SCHEDULING

         MEGA's trading system will either have coordinated scheduling functions. In the scheduling system, MEGA's schedulers will be able to:

1        Show schedules by month, day, and hour
2        Generate tags
3        Identify book-outs
4        Identify back-to-backs
5        View contracted capacity
6        View Storage contracts
7        Monitor Inventory
8        Capture injection rates and withdrawal quantities
9        Reconcile actuals with nominated quantities

XII.     INVOICE PREPARATION
         Risk Control prepares invoices off the trading system. Copies are provided to financial accounting for entry into the accounting and treasury systems. Critical invoicing reports include:

         1 COMMISSION SUMMARY REPORT -The commission report gives MEGA the flexibility to determine commissions based on date, instrument, trade book, trader or broker. This report is primarily used by Risk Control and general ledger accounting.

         2 TRADE EXPIRATION REPORT- The trade expiration report is intended to assist Risk Control in determining which trades need to be invoiced on any particular day.

XIII.    CASH MANAGEMENT
         The Treasury function under the direction of the CFO is responsible for funding all properly authorized margin calls required to support MEGA's trading activity. The Risk Control Manager forwards cash flow information (incoming or outgoing) to Treasury on a timely basis, and notifies Treasury in writing of the opening, closing or modification of any broker relationship or brokerage account. The cash management aspect of the MEGA process encompasses accounts receivable, accounts payable, bank reconciliations, treasury, and margin call payments.

SCHEDULE A
                                VOLUMETRIC LIMITS

----------------------------------------------------------------------------------------------------------------------------
PRICE PORTFOLIOS                                          FORWARDS PORTFOLIO                        SPOT PORTFOLIO
                                                          AGGREGATED NET OPEN                    AGGREGATED NET OPEN
                                                             POSITIONS GWH                        POSITIONS GWH/DAY
                                                  -----------------  ------------------   ------------------  --------------
                                                      On Peak        Off Peak                  On Peak        Off Peak
                                                  -----------------  ------------------   ------------------  --------------
                         Electricity                   [***]               [***]                [***]               [***]
                         Coal                                 Under review                            Under review
                         Fuel Oil                             Under review                            Under review
                         Natural Gas                          Under review                            Under review
----------------------------------------------------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------------------------
BASIS PORTFOLIOS                                                         ON PEAK (MAX MWH/HR)
                                             ------------------------------------------------------------------------------
            Regions Permitted                          Forward Markets                          Spot Markets
                                                 Summers*             Other          Summers*           Other
                                             -----------------  -------------------  -----------------  -------------------
                       PJM                        [***]               [***]          [***]              [***]
                                             -----------------  -------------------  -----------------  -------------------
                       Allegheny                  [***]               [***]          [***]              [***]
                                             -----------------  -------------------  -----------------  -------------------
                       NEPOOL                     [***]               [***]          [***]              [***]
                                             -----------------  -------------------  -----------------  -------------------


                                             ------------------------------------------------------------------------------
                                                                         OFF PEAK (MAX MWH/HR)
                                             ------------------------------------------------------------------------------
                                                       Forward Markets                          Spot Markets
                                                 Summers*             Other              Summers*               Other
                                             -----------------  -------------------  -----------------  -------------------
                       PJM                        [***]               [***]               [***]                 [***]
                                             -----------------  -------------------  -----------------  -------------------
                       Allegheny                  [***]               [***]               [***]                 [***]
                                             -----------------  -------------------  -----------------  -------------------
                       NEPOOL                     [***]               [***]               [***]                 [***]
---------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------
INDEX PORTFOLIOS                                         FORWARDS PORTFOLIO                      SPOT PORTFOLIO
                                                         AGGREGATED NET OPEN                  AGGREGATED NET OPEN
                                                            POSITIONS GWH                      POSITIONS GWH/DAY
                                                 -----------------  ------------------  ------------------  ---------------
                                                     On Peak        Off Peak                 On Peak        Off Peak
                                                 -----------------  ------------------  ------------------  ---------------
                         Electricity                  [***]         [***]                     [***]         [***]
                         Coal                               Under review                            Under review
                         Fuel Oil                           Under review                            Under review
                         Natural Gas                        Under review                            Under review
---------------------------------------------------------------------------------------------------------------------------


MAXIMUM FORWARD COMMITMENT UNDER FIRM LD IS [***]MWH/HR.
TRANSMISSION TRADING IS PERMITTED UNDER THIS POLICY IF TRANSMISSION PATH DIRECTLY CONNECTS TO NYPP.

[***] Filed separately with the Commission pursuant to a request for confidential treatment.


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
SCHEDULE B

                                   LOSS LIMITS

Defined as the level of losses determined on a mark to market basis which trigger an immediate management review and a course of action & strategy including possible liquidation of outstanding positions:

Daily                                                $[***] MM
Monthly                                              $[***] MM



[***] Filed separately with the Commission pursuant to a request for confidential treatment.

                                   SCHEDULE C

                         COMMODITIES AUTHORIZED TO TRADE

MEGA is authorized to trade the following commodities. Volumetric limits are applied to specific portfolio groupings to facilitate financial risk management associated with CrossCommodity Hedging. The Company prohibits employees from trading any Approved Commodity for their own account or for the benefit of any party other than of MEGA or its affiliates.


     -   Electricity
     -   Transmission
     -   All Related Ancillary Services


Under Review
-   Coal
-   Fuel Oil
-   Natural Gas
-   Weather Derivatives

SCHEDULE D
                                 EXPOSURE LIMITS




TRADING - the reasonably calculated risk exposure for the Aggregate Trading Portfolios expressed in dollar terms. Transactions should reduce the VAR. In addition to the VAR limit, the portfolio will have a daily stress test matrix.

         TOTAL PORTFOLIO VALUE    $[***]



         Value at Risk Criteria for Trading Positions:
                  [***]




[***] Filed separately with the Commission pursuant to a request for confidential treatment.



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
SCHEDULE E

                                   DEAL LIMITS



         Within the value at risk limits and volumetric limits, the following term limits shall apply to transactions. AES must approve any transaction extending beyond the later of (I) [***] or (II) [***]


[***] Filed separately with the Commission pursuant to a request for confidential treatment.

DEFINITIONS

         A     MESA

         Formal agreement between AES and MEGA to merchandise and commercially direct AES NYSEG generation units.

B.   AES
               AES Corp or any designated affiliate relating to MESA.

C.   APPROVED COMMODITIES
               Those commodities that are approved for trading by the MESA Risk Committee as detailed in Schedule C of this policy.

         D.    BASIS
               The risk component that relates to the differential between the contract specifications for a commodity and the applicable hub. Hubs are market locations, as opposed to exchanges, that are more reflective of current market conditions.

         E.    BASIS PORTFOLIO
         The Risk Portfolio where all Basis risk of transactions is recorded.

         F.    CASH MONTH
         Deals that are physically delivered or settled within the current business month.

         G.    CUSTOMERS
          Refers to any third party customer or counterparty of MEGA.

         H.    DAILY LOSS EXPOSURE
               The loss in value for any Risk Portfolio on a daily basis as detailed in Schedule B of this policy. The Daily Loss Exposure will be calculated on a marktomarket net present value basis.

         I.    DOLLAR LOSS LIMITATION
               Refers to the aggregate change in the value of the Risk Portfolios during any daily, monthly or annual reporting period, calculated on a markto market net present value basis as detailed in Schedule B of this Policy.

         J.    EXCHANGE TRADED INSTRUMENTS
               Refers to financial instruments that are traded on regulated exchanges such as the New York Mercantile Exchange, Kansas City Board of Trade and the Chicago Board of Trade.

         A     MESA RISK COMMITTEE

               Refers to individuals selected by AES and MEGA for the guidance this endeavor.

L.        INDEX
               Published indices often agreed upon as the price references for energy contracts.

M.       INDEX PORTFOLIO





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
         The portfolio where all Index risk for specific transactions is recorded.


N.       INTEREST RATE PORTFOLIO
         The portfolio where interest rate risk for specific transactions is recorded.

O.       NET OPEN POSITION
         The net present value of the aggregate open positions of the Risk Portfolios.

P.       POSITION
         The difference between the buy/long and sell/short positions of transactions in any of the Risk Portfolios.

         Q.    OPTION
               A transaction where the holder has the right but not the obligation to buy or sell a commodity at a time and place specified in the contract.

R.       PRICE PORTFOLIO
         The portfolio where fixed price risk for specific transactions is recorded.

S.       RISK PORTFOLIOS
               Refers to the Index Portfolio, Basis Portfolio, Price Portfolio, Transportation Portfolio, Interest Rate Portfolio, and all other portfolios that can be used to manage transaction risk.

T.       SPECULATIVE POSITION
               Transactions entered into with the intent to profit solely from the rise or fall in price where the transaction lacks any element of shifting or managing risk.

         U.   TRADER
               An employee who commits MEGA or its affiliates to either long or short term physical or financial buy/sell transactions for commodity, transportation, or storage in accordance with this Policy.

         V.     TRANSPORTATION
         The movement of an energy commodity from point A to point B.

         W.     TRANSPORTATION PORTFOLIO
                The Risk Portfolio where the Transportation component for all purchase and sales obligations is recorded.

         X.     VALUE AT RISK
                The statistical application to determine the size of the potential loss and the probability of its occurrence from holding a portfolio of instruments for a given period of time.

                                    EXHIBIT E


                                MANAGEMENT GROUP


The Management Group shall consist of any one of the following representatives from MEGA and any one of the following representatives from AES



MEGA
1.       Steven E. Eckert
2.       Julie Ryan



AES
1.       Chris Wentlent
2.       Pam Strunk


Either Party may change its representatives on the Management Group upon written notice to the other Party.